LEASE TERM SHEET THIS LEASE TERM SHEET is made a part of the attached Lease Agreement between Landlord and Tenant. Use of the following capitalized terms (indicated in bold type) in this Lease shall be deemed a reference to the information set out below. • Landlord: • Managing Agent: • Tenant: After Commencement Date: 900 Main Campus Drive Suite 500 Raleigh, North Carolina 27606 Attn: General Counsel Email: legal@bandwidth.com Keystone-Centennial II, LLC a North Carolina limited liability company 5410 Trinity Road, Suite 215 Raleigh, NC 27607 Attn: J. Patrick Gavaghan, Manager Email: jpgavaghan@kscdevelop.com Keystone Corporation a North Carolina corporation 5410 Trinity Road, Suite 215 Raleigh, NC 27607 Attn: Jim Little 1 Email: jlittle@kscdevelop.com Bandwidth Inc. a Delaware corporation Before Commencement Date: 900 Main Campus Drive Suite 500 Raleigh, North Carolina 27606 Attn: General Counsel Email: legal@bandwidth.com Emergency Contact: Name: Kade Ross Tel: 919-260-2715 Email: kross@bandwidth.com • Landlord Parties: Landlord, Managing Agent, and their respective officers, directors, managers, employees, and owners. • Tenant Parties: Tenant and its officers, directors, employees, and owners. • Brokers: - Landlord's Broker: CBRE (Lee Clyburn) - Tenant's Broker: N/A • Landlord's Lender: As of the date of determination, the beneficiary of any deed of trust which is a first lien against Landlord's interest in the Building. • NCSU: North Carolina State University • Campus: The NCSU Centennial Campus located in Raleigh, NC • Execution Date: The latest date of execution by Landlord and Tenant as reflected on the signature page of this Lease Term Sheet. • Land: Being all of Lot 1, containing 2.612 acres, more or less, as shown on that plat recorded in Book of Maps 2015, Page 145, Wake County Registry. • Building: That building located on the Land consisting of approximately 104,998 rentable square feet, identified as "Center for Technology and Innovation", and having an address of 101 O Main Campus Dr., Raleigh, NC. As used in this Lease, the term "Building" shall also include the Land and all other improvements, now located or subsequently constructed, on the Land.

• Premises: 40,035 rentable square feet (approx.) in the Building consisting of • • • • • • • • -- 31,532 rentable square feet (approx.) on the third floor (the "Third Floor Space'') -- 8,503 rentable square feet (approx.) on the second floor (the "Second Floor Space") all as outlined on Exhibit A attached to this Lease. Parking Spaces: 160 unreserved. parking space~ Permitted Use: General business office, along with other lawful uses reasonably related to or incidental to such specified use. Improvements: - Building Improvements: Described on Exhibit C attached - Tenant Upfit: The interior space improvements for the Premises as reflected in the Approved Plans & Specs. - Plans & Specs: The proposed plans and specifications for the Tenant Upfit. - Approved Plans & Specs: As defined in Exhibit D - Plans & Specs Approval Deadline: March 1, 2018 - TU Budget: The proposed budget for the Tenant Upfit. - Approved TU Budget: As defined in Exhibit D - TU Budget Approval Deadline: 30 days after the Plans & Specs have been mutually approved. - Tenaht Upfit Allowance: $1,921,680 Term: From Commencement Date through Expiration Date . - Commencement Date: The Execution Date - Delivery Date: The date on which Landlord delivers possession of the Premises to Tenant, which shall be no later than five business days after the Approved Plans & Specs have been agreed upon. . - Rent Commencement Date: The earlier of: (i) September 1, 2018; and (ii) five business days after the CO bate (as later defined). - Expiration Date: 84 months from the Rent Commencement Date - Renewal Option: As described in Exhibit B Rent: - Base Rent: Described in Exhibit E attached - Per Diem Rent: $3,308.45/day · - Additional Rent (TICAM): Described in Section 5.2 - Base Year: Calendar year 2018 - Tenant's Proportionate Share: The percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as those figures may vary from time to time resulting from physical changes in the size of the Premises and/or Building, or changes in the character of space within the Building, which, as of the Commencement Date is 38.13%. - Holdover Rent Multiple: 1.5 Security Deposit Amount: NIA Services: - Standard Work Week: 7:00 a.m. to 6:00 p.m., Monday through Friday (excluding national or state holidays) - After Hours Utility Charge: The lesser of Landlord's actual hourly costs to provide overtime HVAC and $35.00/hr. for the first five years of the Term and $40.00/hr. for the remainder of for HVAC use outside of the Standard Work Week Rules & Regulations: The rules and regulations described on Exhibit F attached, as may be subsequently supplemented and modified by Landlord as provided in this Lease. ii

• Insurance: - Tenant Liability Coverage: $10,000,000.00 Combined Single Limit; - Landlord Liability Coverage: $10,000,000.00 Combined Single Limit - Business Interruption Insurance Coverage: 12 months Base Rent • Interest Rate : 12.0% per annum • Guarantor(s): NIA • Exhibits: LANDLORD: A - Premises Description B - Renewal Option C - Building Improvements D - Tenant Upfit E-Base Rent F - Rules and Regulations G - Radioactive Materials/Radioactive Equipment Requirements H - Lease Memorandum I - Janitorial Service Schedule J - Generator TENANT: Keystone-Centennial II , LLC, Bandwidth Inc., a North Carolina limited liability company By Its Manager: Keystone Corporation, a North Carolina corporation By: ~...,6~~~~~~~ Name: Title· Date: Januarv _ , 2018 a Delaware corporation By: (SEAL) Namerritle: David A Morken, Chief Executive Officer Date: January _ , 2018 Tenant's execution of this Lease shall be deemed an offer to lease and shall not be deemed accepted by Landlord until this Lease is executed by Landlord and a counterpart original returned to Tenant. iii

- **Insurance:**
  - **Tenant Liability Coverage:** $10,000,000.00 Combined Single Limit;
  - **Landlord Liability Coverage:** $10,000,000.00 Combined Single Limit
  - **Business Interruption Insurance Coverage:** 12 months Base Rent

- **Interest Rate:** 12.0% per annum

- **Guarantor(s):** ***N/A***

- **Exhibits:**
  A - Premises Description
  B - Renewal Option
  C - Building Improvements
  D - Tenant Upfit
  E - Base Rent
  F - Rules and Regulations
  G - Radioactive Materials/Radioactive Equipment Requirements
  H - Lease Memorandum
  I - Janitorial Service Schedule
  J - Generator

LANDLORD:

Keystone-Centennial II, LLC,
a North Carolina limited liability company

By Its Manager:

Keystone Corporation,
a North Carolina corporation

By: ________________________ (SEAL)
Name: James C. Little
Title: COO & CFO
Date: January ___, 2018

TENANT:

Bandwidth Inc.,
a Delaware corporation

By: ________________________ (SEAL)
Name/Title: David A. Morken, Chief Executive Officer
Date: January 12, 2018

Tenant's execution of this Lease shall be deemed an offer to lease and shall not be deemed accepted by Landlord until this Lease is executed by Landlord and a counterpart original returned to Tenant.

iii

LEASE AGREEMENT THIS LEASE AGREEMENT (this "Lease") is entered into as of the Execution Date between Landlord and Tenant. Landlord, in consideration of the rents and covenants to be kept and performed by Tenant, leases to Tenant that certain property and improvements, more specifically described below, upon the following terms and conditions: 1. DEFINITIONS & RULES OF CONSTRUCTION. 1.1. Definitions. In addition to other terms defined in the Lease Term Sheet and elsewhere in this Lease, the following capitalized words and phrases shall have the indicated meanings in this Lease unless the context otherwise requires: "ADA" refers to Title Ill of The Americans with Disabilities Act, Public Law 101-336 (July, 1990). "Advance Payments" refers to the monthly payments of estimated Additional Rent paid by Tenant to Landlord as described in Section 5.2.3. nA/terations" means alterations, additions, or improvements in or to the exterior or interior of the Premises other than the Tenant Upfit. "Approved Plans & Specs" is defined Exhibit D. "Approved TU Budgef' is defined Exhibit D. "Binding Arbitration" refers to an arbitration proceeding to be conducted in accordance with the terms of Section 31.8. "Change Order' is defined in Exhibit D. "CO" means a certificate of occupancy issued by the City of Raleigh. "CO Date" means the date the CO is issued for the Premises after completion of the Tenant Upfit. "Common Areas" refers to those common areas of the Building necessary for ingress, egress, and parking. These areas include lobbies, restrooms, halls, stairways, drives, sidewalks and parking areas, along with any other areas which Landlord may, but is not obligated to, designate for common use by tenants. "Deed of Trusf' refers to the Landlord's Lender's security instrument, as of the date of determination. ' "Environmental Laws" means any federal, state, or municipal law, ordinance, or regulation, now or subsequently enacted, relating to the existence, use, generation, storage, transportation, or disposal of Hazardous Substances and/or other environmental conditions. "Expenses" means all direct costs of operation and maintenance of the Building as determined by GAAP, including those described in Section 5.2.1. "Event of Defaulf' is defined in Section 17.1. "GAAP' refers to generally accepted accounting principles, consistently applied. "Ground Lease" refers to that "Ground Lease Agreement', dated August 13, 2015, entered into by The Board of Trustees of the Endowment Fund of North Carolina State University, as ground lessor, and the Landlord, as tenant.

"Hazardous Substances" means flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, biological and medical wastes, samples, or substances, and substances declared to be hazardous or toxic under any law or regulation now or, following such enactment or promulgation, hereafter enacted or promulgated by any governmental authority. "Hazardous Substances" shall also include any mold, fungus, or spores, if such mold, fungus, or spores poses a risk to human health or the environment, whether or not such is classified as a "hazardous material" under any Environmental Laws. "Insolvency Proceeding" refers to: (i) Tenant's assignment for the benefit of creditors; (ii) Tenant's written admission of an inability to pay its debts as they become due or failure, generally, to pay its debts as they become due; (iii) Tenant's filing or consenting to the filing of any petition in bankruptcy, reorganization, or other proceeding under the Federal Bankruptcy Act or any other law, now or subsequently in effect, relating to the reorganization or the arrangement or readjustment of its debts; (iv) Tenant's consent to the appointment of a receiver, liquidator, or trustee for any of its properties; (v) the entry of a court order appointing a receiver, liquidator, or trustee for all or a substantial part of Tenant's property; or (vi) any other voluntary or involuntary act of insolvency by Tenant. "Reasonable attorneys' fees" refers to those fees actually charged by the attorney based upon time actually spent, at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect. "Statement' refers to Landlord's itemized statement of any Additional Rent due from Tenant. "Successor' refers to the successor to Landlord's interest in the Premises, whether by sale, lease, foreclosure, or in any other manner. "TUA Percentage" refers to that percentage of the TU Costs to be funded by the Tenant Upfit Allowance, which shall be that fraction (expressed as a percentage) having a numerator equal to the Tenant Upfit Allowance and a denominator equal to the total TU Costs reflected in the Approved TU Budget. "TU Costs" refers to the costs and expenses incurred in designing, permitting, and constructing the Tenant Upfit. 1.2. Rules of Construction. The following rules shall be followed in interpreting the provisions of this Lease: (a) all attached Exhibits are incorporated into this document by reference and are made a part of this Lease. The inadvertent failure to attach any Exhibit described in this Lease to the fully executed Lease shall not render this Lease invalid, incomplete, or ineffective in any way. Upon notice from one party to the other, Landlord and Tenant shall cooperate in good faith to provide any missing information regarding the missing Exhibit, and each shall append the missing Exhibit to their respective executed original of this Lease. The term "Lease" shall be deemed to include all such Exhibits and any other documents expressly incorporated, by reference, into this Lease; (b) this Lease constitutes the entire and exclusive agreement between the parties on this subject and supersedes any and all prior agreements, arrangements, and understandings, whether written, oral, electronic, or otherwise, between the parties on this subject; (c) all words and phrases shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, both as the context requires; (d) the captions and headings are for convenience only and in no way define, limit, or describe the scope or intent of any provisions of this Lease; (e) all references to "Sections" are references to sections of this Lease unless some other reference is established; (f) the term "include" or "including" shall be deemed to mean "without limitation"; (g) this Lease may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one Lease; (h) any statutory reference in this Lease shall include a reference to any successor to such statute and/or revision thereof; (i) any reference to an agreement shall, unless otherwise indicated, include a reference to such agreement as amended, restated, or otherwise modified from time to time; (j) this Lease shall be construed as having been drafted by both parties, jointly, and not in favor of or against one party or the other; (k) the term "person" and words importing persons shall include firms, 2 associations, partnerships, joint ventures, trusts, corporations, limited liability companies, public and governmental bodies, and other legal entities, agencies, or instrumentalities, as well as natural persons; (I) this Lease shall be deemed executed and completed in North Carolina and, along with all matters (including torts) relating to or arising out of this Lease or the relationship of the parties under this lease, shall be construed in accordance with the laws of North Carolina, without giving effect to its conflict of laws principles; (m) all accounting terms not otherwise specifically defined in this lease shall be construed in accordance with GAAP; (n) whenever an action to be taken under this lease must be "reasonably" approved or is subject to "reasonable" consent, acceptance, or approval, "reasonably" and "reasonable" shall, in each instance, mean such consent/acceptance/approval shall not be unreasonably withheld, conditioned, or delayed. If a party's consent/acceptance/approval is not so qualified, that party may withhold its consent/approval in its sole discretion; and (o) when used in reference to this lease, the term "tennination" shall include both an early termination of this lease and/or an expiration of the Term, as applicable. 2. PREMISES. 2.1. Premises. The property leased to Tenant is the Premises located in the Building as described in the Lease Term Sheet. The term "Premises" shall consist of only that interior space located within the perimeter described on Exhibit A (including the interior portions of the wall surfaces, ceiling, and floor). The Premises shall not include the roof, roof membrane, or any exterior wall surfaces (other than exterior glass), and, except as may otherwise be provided in this lease, Tenant shall have no right to occupy or otherwise use those areas except as contemplated by the Tenant Upfit or as otherwise reasonably approved by the Landlord, in writing. 2.2. Common Area. The Premises are leased to Tenant together with a non-exclusive license to use the Common Areas. Tenant shall have no parking spaces marked exclusively for its use and shall observe restricted parking areas designated by Landlord; provided that landlord shall not oversubscribe parking within the parking areas serving the Building nor otherwise do or permit anything that would unduly interfere with the express parking rights granted to Tenant under this lease. The parking area shall be gated. landlord does not grant any easement for light, air, or view. Provided they do not materially affect Tenant's use of the Premises, access or parking rights, landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Landlord shall use all commercially reasonable efforts to minimize any impact on Tenant's business operations in the Premises, access, and/or parking rights during Landlord's exercise of the foregoing rights. Tenant acknowledges that such - activity may result in inconvenience to Tenant. Tenant shall not unreasonably interfere with the rights of landlord, other tenants or any other person entitled to use the Common Areas for the purposes for which those areas were designed. 2.3. Right to Relocate. Intentionally Omitted 3. TERM. 3.1. Duration. Subject to a prior termination as provided in this lease, this lease shall be binding and effective as of the Execution Date and shall remain in effect for the Term. landlord shall deliver the Premises to Tenant on the Delivery Date. 3.2. Early Occupation. Intentionally Omitted 3.3. Option to Renew. Tenant shall have one option to renew this lease as provided in Exhibit B attached. 3

4. CONDITION AND USE OF PREMISES. 4.1. Condition of Premises. 4.1.1. Exclusion of Representations. Except as expressly provided in this Lease (e.g. Section 7.6) , none of the Landlord Parties or Landlord's agents tias made any representations with respect to the Premises, the Building, or any other tenants (past, present, or future) that are not set forth in this Lease. Tenant represents that it has made or will, prior to occupancy, make its own inspection of and inquiry regarding the condition of the Premises and the Building and is not relying on any representations of the Landlord Parties or Landlord's Broker that are not set forth in this Lease. Except as otherwise provided in this Lease, taking possession of the Premises by Tenant shall be condusive evidence, as against Tenant, that: (i) Tenant accepts the Premises and the Building (including the Common Areas) "as is" subject to Landlord's completion of any improvements or construction work or maintenance or repair work provided in this Lease and latent defects; (ii) the Premises contains the number of rentable square feet reflected in the Lease Term Sheet; and (iii) the Premises and the Building (including the Common Areas) were in good and satisfactory condition at the time of taking possession and suitable for the l"ermitted Use. 4.1.2. Limited Representations. Notwithstanding the preceding Section to the conlrary, Landlord represents that, to the best of its knowledge: (a) as of the Execution Date, except for Hazardous Substances (as later defined) used by other tenants in connection with their operations at the Building, which Landlord believes is in compliance with all Environmental Laws (as later defined), (i) it has not brought or permitted any Hazardous Substances to be brought onto the Premises or the Building; and (ii) neither the Premises nor the Building contains any Hazardous Substances (as later defined) or is in violation of any Environmental Laws (as later defined); and, (b) as of the Delivery Date, to the best of its knowledge: (i) the Building (including the Premises) and the Common Areas will comply with all applicable legal requirements of any governmental or quasi governmental body (including the ADA); and (ii) all Building systems will be in good working order.and condition. 4.2. Use of Premises. The Premises shall be used and occupied by Tenant for the Permitted Use and for no other purpose without Landlord's prior written consent. Tenant may not use any of the Premises or the Common Areas for any illegal or unlawful purpose and may not cause or permit a · nuisance to be created or maintained on the Premises including noises of such a level as to unreasonably disturb others in the Building or neighboring properties. Upon discovering any unlawful use within the Premises, Tenant shall, to the extent in Tenant's control, immediately take action to halt that activity. Tenant will be responsible for resolving any EMF interference or wireless internet service interference caused by Tenant's equipment, and, upon Landlord's request, may be required to password-protect its Wi-Fi service. Landlord shall similarly require any other tenant or occupant of the Building to resolve any EMF interference or wireless internet service interference caused by the installations of such other tenant or occupant and affecting Tenant's systems. Tenant's use of the Premises and the Common Areas shall comply with the Rules & Regulations and all use restrictions applicable to subtenants under the terms of the Ground Lease. Tenant's specific use of the Premises (as opposed to general office use) may not increase the fire insurance premiums on the Building or make that insurance unavailable to Landlord. 4.3. Compliance. Throughout the Term of this Lease, Tenant shall comply with: (a) all applicable legal requirements of any governmental or quasi-governmental body (including City, County, State, and Federal boards) having jurisdiction respecting any operation conducted on the Premises by Tenant or a third party for whom Tenant is responsible or any equipment installations or other property placed upon, in, or about the Premises by Tenant (b) the terms of the Ground Lease applicable to subtenants and all rules and regulations of NCSU and the NCSU Public Safety Office in effect during the Term (including all hazardous materials 4 regulations, signage regulations, and other restrictions, guidelines or regulations affecting the Campus). Tenant and any subtenant of the Premises shall adhere to all reasonable emergency plans (including plans relating to fire, safety, events of terrorism, and any other contingencies) of NCSU. Tenant's compliance shall be for the benefit of Landlord and NCSU. Upon discovering any violation of this Section, Tenant shall promptly take all necessary remedial action. 4.4. ADA Compliance. To the extent after the Delivery Date: (i) the Premises do not comply with the ADA; (ii) such non-compliance relates to or arises out ofTenant's particular use, operations, or Alterations; and (iii) modification of the Premises is required in order to comply with law, Tenant shall, at its sole expense, take all reasonable steps to modify the Premises to comply with the ADA. Otherwise, Landlord shall, subject to the provisions of Section 4.3, be responsible for keeping the Premises, the Common Areas, and the Building (exclusive of Alterations) in compliance with the ADA. 4.5.- Licenses. Throughout the Term of this Lease, Tenant shall obtain and maintain all licenses, permits, and other governmental approvals necessary for the operation of the business conducted by it at the Premises. 4.6. Building Changes/Additions. Landlord may at any time and without liability to Tenant change, alter, remodel, or remove any of the improvements in the Common Areas, and install in or through the Premises any wiring, piping, ducts, or conduits necessary for the service of the Premises, or other buildings in the Building. Notwithstanding the foregoing, all such wiring, piping, ducts or conduits shall be installed behind walls, under floors, and/or above ceilings in the Premises and shall not interfere with installations previously made by Tenant in such areas or unreasonably interfere with Tenant's use of the Premises or the Common Areas or reduce the usable square footage of the Premises. Further, Landlord shall not materially impair, and shall use all commercially reasonable efforts to minimize any impact on, Tenant's business operations in the Premises during and as a result of Landlord's exercise of the foregoing rights, including coordinating any necessary shut-down or interruption in utilities with Tenant to the fullest extent possible. 5. RENT.· 5.1. Base Rent. Commencing on the Rent Commencement Date and continuing for the remainder of the Term, Tenant shall pay to Landlord the Base Rent set out in Exhibit E. The Installment Amounts of Base Rent (as reflected in Exhibit E), as well as payments of Additional Rent, shall be payable without previous demand, and except as expressly provided otherwise in this Lease, without offset or deduction, in advance, on or before the first day of each month, at the office of Landlord at the address given in the Lease Term Sheet or such other address as Landlord notices Tenant in writing. If the Rent Commencement Date is a day other than the first day of the month or if the Term ends on a day other than the last day of the month, Base Rent for any partial month of the Term shall be pro-rated on a per diem basis. 5.2. Additional Rent. Tenant shall pay Landlord Additional Rent in amounts and in the manner as described below: 5.2.1. Expenses. "Expenses" shall include all direct costs of operation and maintenance of the Building as determined by GAAP and shall include by way of illustration: (i) Taxes. Amounts paid by Landlord for real estate taxes, special assessments, or any governmental charges which may be levied or assessed against the Building. "Taxes" shall specifically exclude Landlord's income and/or franchise taxes and tax penalties, and/or any other taxes that are personal to Landlord, such as inheritance, estate or gift taxes. (ii) Utilities. Amounts paid by Landlord for electricity, heating and air conditioning, telephone in the elevator, and other utilities for the Common Areas of the Building. Amounts paid by Landlord for water 5 and sewage services used at the Building, including the Common Areas, the Premises, and all other tenant space unless separately metered or specifically attributable to another tenant. (iii) Insurance. Amounts paid by Landlord for all premiums for insurance required by this Lease to be maintained by Landlord or otherwise deemed by Landlord to be reasonable property and liability insurance coverage with respect to the Building or as otherwise required to be maintained by Landlord's Lender. (iv) Maintenance. The reasonable cost of wages, including associated payroll taxes, insurance and fringe benefits, of persons employed by Landlord in connection with the operation or management of the Building, with such costs allocated to the Building in proportion to share of such person(s)' overall time allocated to the Building, including management personnel at or below the level of Building manager, secretaries, security guards (if any), janitors, carpenters, painters, laborers and other office, maintenance, security, janitorial or general cleaning personnel. The reasonable ccst of services furnished by independent contractors with respect to the operation, repair, maintenance, security or cleaning of the Building. The reasonable cost of materials, tools and equipment, including toilet room supplies, fluorescent and incandescent lamps, filters, cleaning supplies and maintenance items, purchased by Landlord in providing Services (as later defined). (v) Operating Expenses. Reasonable amounts paid by Landlord for all direct ccsts of operations and maintenance (not otherwise specified above) as determined by GAAP, including payroll expense associated with personnel directly providing operational and maintenance services, fuel, security, management fees (not to exceed 5% of total rents payable to Landlord by tenants and occupants of the Building in any given year), legal and professional fees (except as specifically excluded), maintenance costs (including Building and grounds), plumbing, heating, electrical, air conditioning and cleaning (including janitorial services, supplies, rubbish and snow removal). "Expenses" shall specifically exclude ccsts incurred for making installations, replacements or alterations to the Building which under GAAP are properly classified as capital expenditures; costs of ccrrecting latent or structural defects in the Building (including defects in the roof or Building systems, such as the HVAC), Common Areas or Premises; costs of capitalized equipment; depreciation on the Building or any Building equipment or systems; ground lease rental payments, loans, and/or mortgage principal and interest; expenses associated with mortgaging, refinancing or selling the Building or incurred in connection with a dispute with any lender or purchaser of the Building (including legal or professional fees incurred in connection with such); costs of negotiating or enforcing leases or incurred in connection with disputes with any tenants or occupants of the Building (including legal or professional fees incurred in connection with such); audit and consulting fees; marketing and leasing expenses including broker commissions and costs of leasehold improvements made or allowances in thereof; Landlord's "overhead" or general administrative expenses; expenses otherwise reimbursable by specific tenants or occupants of the Building or other third parties or through insurance or condemnation proceeds; costs resulting from casualties or condemnations; any expenditure for goods and services paid to any entity related to, or affiliated with, the landlord or the principals of the landlord, in excess of the fair market value thereof; expenses for the purpose of renovating or restoring any tenant space in the Building; costs arising from the negligence or intentional misconduct of Landlord; charitable or political contributions of Landlord; costs of executive compensation (including salaries or benefits of any kind) for any personnel above the level of Building manager; costs to operate any commercial concession in the Building; costs of paintings, sculptures or artwork for the Building; costs arising from the failure of Landlord to comply with all laws regarding the Building or the breach of this Lease by Landlord; tax penalties or interest charged as a result of Landlord's failure to timely pay any amounts due or resulting from Landlord's negligence or willful misconduct; i:osts of investigating or remediating Hazardous Substances or toxic materials at the Building (provided such shall not limit Landlord's rights under Section 28); and any costs attributable to services (or above-standard service levels) that are not generally provided or available to all tenants and occupants of the Building, or that specifically are not available to Tenant, or which are generally available only at additional expense. 5.2.2. Gross Up. In any calendar year (including the Base Year) in which the leasable area of the Building is not fully occupied for the .entire year, the Expenses (other than Taxes and Insurance 6

(described above) and any other Expenses that do not vary with the level of occupancy) shall be "grossed up" as if the Building were 100% occupied for the entire calendar year. The gross up shall be based upon Landlord's reasonable projections of the variable Expenses expected to be incurred if the Building were totally occupied for the entire calendar year, as determined under GAAP and in accordance with sound commercial office building management practices. Landlord shall have the duty during the Term to be reasonable in its selection of persons providing services to the Building, taking into consideration the services required and their cost within the Raleigh, North Carolina area. 5.2.3. Payment. Starting with the 2019 calendar year and for each subsequent calendar year during the Term, if the Expenses incurred by Landlord for the Building for that year exceed the aggregate Expenses for the Building in the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Expenses incurred by Landlord in that calendar year. If the Term does not cover an entire 12 months for a particular calendar year, the amount of Additional Rent due from Tenant for that calendar year will be adjusted proportionately on a per diem basis. With each Base Rent payment during the Term, Tenant shall, as applicable, pay Landlord an Advance Payment which shall equal one twelfth of the amount of Tenant's Proportionate Share of the Additional Rent, if any, anticipated for the upcoming calendar year as a credit against Additional Rent due for that calendar year. At any time during the calendar year Landlord may increase the amount of the monthly Advance Payments for that year to account for unexpected increases in Expenses by providing at least 30 days' prior written notice to Tenant; provided that (i) Landlord shall not make more than one such mid-year adjustment in any calendar year, (ii) Landlord must have a reasonable basis for such increase, and (iii) such increase shall not exceed 10% of the Advance Payments originally set for that year. All Advance Payments shall be credited to Tenant's account for the applicable calendar year. Within 120 days after the end of each calendar year, Landlord shall send Tenant a Statement as to the Additional Rent due for the preceding calendar year, which shall include a reasonable description of any gross up calculations and all Advance Payments to be credited to Tenant. Any deficiency in the Advance Payments shall be noted in the Statement and paid by Tenant within 30 days after it receives or is deemed to have received the Statement. Any excess in the Advance Payments shall be applied to the Additional Rent obligation otherwi~e due in the ensuing calendar year, or, if this Lease has terminated and the excess has not been otherwise applied by Landlord to cure an Event of Default, that excess shall be refunded to Tenant with the Statement for that year. Tenant's obligation to pay Additional Rent and Landlord's obligation to refund any excess Advance Payments, as the case may be, accruing through the date termination of this Lease shall survive that termination. 5.2.4. Inspection of Books and Records. At any reasonable time, but no more than once in a calendar year, Tenant shall be entitled to inspect all of Landlord's records reasonably necessary to determine that all charges have been correctly allocated to Tenant. Tenant must give Landlord at least five business days' prior written notice before exercising this inspection right. The inspection shall be conducted at Landlord's business office during Landlord's regular business hours and shall be limited to the two immediately preceding calendar years unless a material error is found in one or more line items, in which case the review of such line items shall extend to the end of the applicable statute of limitations. Tenant shall be entitled to obtain an audit by an independent certified public accountant or such representative of Tenant as Tenant shall otherwise select (provided that such representative shall not, in any event, be compensated on a recovery or contingency fee basis and shall otherwise be reasonably acceptable to Landlord) to determine the accuracy of Landlord's certification of the amount of Additional Rent charged to Tenant. Tenant shall bear the total cost of any such audit, including reimbursing Landlord for any out-of-pocket expenses (e.g., photocopying charges, accountant's fees, etc.) reasonably incurred by Landlord in connection with Tenant's audit. Notwithstanding the preceding to the contrary, if the audit reveals that Tenant's Proportionate Share of Expenses for such calendar year was overstated by more than 10%: (i) Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in conducting the audit (to be reimbursed to Tenant within 30 days following Landlord's receipt of written demand from Tenant, along with reasonable supporting documentation); and (ii) Tenant shall have no obligation to reimburse Landlord for its out-of-pocket expenses incurred in connection with such audit. Any deficiency/overpayment determined by the audit shall be paid by/refunded to Tenant within 30 days after acceptance of the results of the audit by Landlord, which shall not be unreasonably withheld or delayed. In no event shall Tenant have any right to examine Landlord's books and records while Tenant is in default under the terms of this Lease. As an express condition of Tenant's rights under this Section, 7

Tenant shall, and shall use commercially reasonable efforts to ensure that its auditors shall, keep the existence of the audit, any and all financial infonnation obtained from the audit, and the results of its audit confidential except to the extent necessary to resolve any dispute between Landlord and Tenant relating to the Expenses or to satisfy public reporting requirements. A material breach of this confidentiality obligation shall automatically be an Event of Default (i.e., Tenant shall have no right to notice of, or right to cure, that breach) and Tenant shall forfeit all rights to conduct any further audits pursuant to this Section. 5.2.5. Dispute in Additional Rent. If Tenant disputes any billing for Additional Rent, at any time prior to the date that is more than 18 months after Tenant's receipt of the Statement in dispute, Tenant may serve written notice on Landlord demanding Binding Arbitration of the dispute. As an express condition precedent to invoking Binding Arbitration, Tenant must have paid the entire amount of Additional Rent set out in the Statement (including the amount disputed) to Landlord, subject to any later adjustment as may be ordered in the arbitration decision. Failure to timely pay the Additional Rent shall render any demand for arbitration absolutely void and shall constitute an Event of Default. If there is no timely demand for Binding Arbitration and/or payment as contemplated in this Section, the applicable Statement rendered by Landlord shall be deemed correct in all respects and shall no longer be open to challenge by Tenant. 5.3. Stamp. Use. Sales Tax Adjustment. Should any governmental authority having jurisdiction over the Premises declare or otherwise assess.against Landlord any tax on Tenant's rents, lease, or leasehold whether designated as a stamp tax, sales tax, ad valorem tax, use tax or otherwise (other than income taxes or other taxes excluded in Section 5.2.1(i)), then all taxes so charged shall be Tenant's obligation and shall be paid by Tenant directly to the taxing authority or shall be paid to Landlord in reimbursement. 5.4. Late Charges. Tenant's failure to timely pay Rent may cause Landlord to incur unanticipated costs. If any payment of Rent is not received within 10 days of its due date, Tenant shall pay Landlord a late charge equal to 2.5% of the overdue amount. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. The payment of late charges shall not excuse or cure any default by Tenant under this Lease. Interest shall not be payable on late charges to be paid by Tenant under this Lease. Notwithstanding the preceding, so Jong as the Rent is paid by Tenant within five business days of its receipt of written notice of such delinquency, Tenant shall not be responsible for late charges for such delinquency the first time it occurs in any 12-month period; provided that this waiver of late charges shall not, in any event, apply after the third delinquency during the Term. 5.5 Controllable Expenses. Notwithstanding anything in this Lease to the contrary, during the period of time when Tenant is responsible for payment of Expenses, Tenant will be responsible for its Proportionate Share ofTaxes, insurance premiums, utilities, Centennial Campus Maintenance Payments, snow removal, and other costs for services or materials for which there is only one available source or provider for such service or materials at the time the services/materials are needed ('Uncontrollable Expenses·~. without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Expenses that are not Uncontrollable Expenses ('Controllable Expenses") shall be limited to the Controllable Expenses in the Base Year increased each calendar year thereafter by 5% per annum on a cumulative basis. For purposes of this calculation, Controllable Expenses shall be determined after application of the "gross up" contemplated by Section 5.2.2. 6. SECURITY DEPOSIT/FINANCIALS. 6.1. Security Deposit. Intentionally Omitted 6.2. Financials. Upon Landlord's request (which, except in connection with a potential refinancing or sale of the Building, will not be more frequent than once in any 12-month period), Tenant shall provide Landlord with a copy of Tenant's most recent financial statements (to include, at least, a current balance sheet and statements of profit and Joss and cash flow, all prepared in accordance with GAAP, consistently applied) which shall be certified by an officer/manager of Tenant and such other 8 financial information concerning Tenant as reasonably requested by Landlord. Landlord agrees to hold that financial information in confidence and to use the same degree of care in protecting the confidentiality of that information as it uses in protecting its own confidential information, which shall not be less than a reasonable degree of care. Notwithstanding anything to the contrary contained in this Section 6.2, for as long as Tenant is a publicly traded company, it shall not be required to provide the financial information othe1Wise required under this Section. 7. IMPROVEMENTS. 7.1. Building Improvements. Landlord, at its sole cost and expense, has designed and constructed the Building as reflected in the Building Improvements. Landlord represents that the Building Improvements have been substantially completed in substantial accordance with Exhibit C and othe1Wise in a good and workmanlike manner and in substantial compliance with all applicable building, fire, health, sanitary codes and regulations, and other applicable laws. 7.2. Tenant Upfit. Tenant shall select the general contractor for constructing the Tenant Upfit (the "General Contractor"), which selection shall be subject to Landlord's prior written reasonable approval. The following general contractors are hereby approved by Landlord to be the General Contractor: Inner-tech, Incorporated, BE&K Building Group, LLC, Choate Construction Company, and Barringer Construction, LLC. Once approved by Landlord, the General Contractor shall not be changed without Landlord's prior written reasonable consent. Tenant shall be solely responsible for entering into a constructidn contract for the construction of the Tenant Upfit with the General Contractor. After the Approved TU Budget has been adopted as contemplated in Exhibit D, Tenant, at its sole cost and expense, shall commence and diligently pursue completion of the Tenant Upfit, allowing no liens to attach either to the Premises or to Tenant's leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building. All Tenant Upfit shall be constructed in substantial accord with the Approved Plans & Specs, in a good and workmanlike manner, and othe1Wise in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations, and shall be performed by the General Contractor. At all times during the construction of the Tenant Upfit, Tenant, at its sole expense, shall (or shall cause the General Contractor to) maintain "all-risk" builders risk insurance (including windstorm, hail damage, fire, and vandalism) in a non-reporting, completed value form with Special Cause of Loss. This policy shall: (i) be in an amount not less than 'the full amount of the total TU Costs reflected in the Approved TU Budget; (ii) name Landlord as the loss payee up to the amount of the Tenant Upfit Allowance funded as of the date of the casualty; and (iii) othe.1Wise be in a form and substance reasonably acceptable to Landlord. Unless othe1Wise noted in writing in the Approved Plans & Specs or in the applicable Change Order, the Tenant Upfit shall remain and be surrendered with the Premises on termination of this Lease. If the Approved Plans & Specs or the Change Order provides that certain improvements are not to be surrendered, Tenant, at its sole cost, shall, upon termination of this Lease, remove that Tenant Upfit which is not to remain and repair all damage to the Premises or the Building caused by their removal. This removal/repair obligation shall survive a termination of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to remove that personal property as described in Section 8.1. 7.3. Tenant Upfit Allowance. 7.3.1. Funding. Notwithstanding Section 7.2to the contrary, Landlord shall contribute the Tenant Upfit Allowance towards the TU Costs incurred by Tenant. Tenant shall be responsible for any and all TU Costs in excess of.the Tenant Upfit Allowance. The Tenant Upfit Allowance shall be paid by Landlord in the form of reimbursements to Tenant for TU Costs as incurred (each an "Upfit Reimbursemenf'). Each Upfit Reimbursement shall: (a) equal: (i) the TUA Percentage times the TU Costs sought to be reimbursed; less (ii) 10% of that result (the "Retainage"); and (b) be made by Landlord within 1 O days of its receipt of: (i) Tenant's written request for such; (ii) a copy of the paid invoice(s) for the TU Costs sought to be reimbursed; and (iii) a partial lien waiver 9 from the contractor which provided the services/materials identified in the paid invoice(s). such lien waiver to be in form and substance reasonably satisfactory to Landlord. The Retainage shall be released to Tenant upon Landlord receiving: (i) Tenant's architect's certification that the Tenant Upfit has been completed in accordance with the Approved Plans & Specs (as may have been modified by any Change Orders); (ii) a final lien waiver from the General Contractor, such lien waiver to be in fonn and substance reasonably satisfactory to Landlord; (iii) a certification, signed by an officer ofTenant, certifying the total TU Costs incurred in completing the Tenant Upfit; and (iv) a copy of the CO. 7.3.2. Withholding. Notwithstanding Section 7.3.1 to the contrary, Landlord may, in· its reasonable discretion, nevertheless withhold funding of the Tenant Upfit Allowance to the extent necessary to: (a) satisfy any liens filed in connection with the construction of the Tenant Upfit; and/or (b) correct any Tenant Upfit work which, in Landlord's reasonable opinion, is defective and/or does not comply with the Approved Plans & Specs (as modified by any Change Orders) or applicable. building, fire, health, and sanitary codes and regulations; provided that Landlord shall provide notice to Tenant within 1 O days of Landlord's decision to withhold funding of all or any portion of the Tenant Upfit Allowance for the purposes set forth in this Section 7.3.2. 7.3.3. Forfeiture. The Tenant UpfitAllowance is being given by Landlord on the condition that Tenant fulfills all of its obligations under the Lease for the entire original Term. Upon a termination of this Lease due to an Event of Default occurring prior to the expiration of the entire original Term, the then unamortized portion of the Tenant Upfit Allowance (the "UTUA") shall be deemed forfeited by Tenant and recoverable by Landlord from Ten ant. The amount of the UTUA shall be calculated by multiplying: (i) the total Tenant Upfit Allowance funded by Landlord; by (ii) a fraction, the numerator being the number of months remaining in the original Term as of the date of the Event of Default and the denominator being 84. This right shall be in addition to other rights and remedies available to Landlord for an Event of Default; but, in no event, shall it entitle Landlord to a "double recovery"; i.e., recovery of all Rent due for the entire original Term and recovery of the UTUA. 7.4. Unused Tenant Upfit Allowance. Provided Tenant is not in default under the Lease, any portion of the Tenant Upfit Allowance not expended by Landlord pursuant to Section 7.3 (the "Unused TUA") up to $600,525.00 of those dollars may be used by Tenant towards funding Tenant's furniture, fixtures, and equipment to be installed/used at the Premises (including installing security, IT, audio-visual, and other telecommunications equipmentand/or cabling). Landlord shall reimburse Tenant for such costs within 30 days after Landlord's receipt of Tenant's written request (which shall be accompanied by all reasonable supporting documentation) for reimbursement of such costs. 8. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. 8.1. Restrictions. Tenant shall not make any Alterations without Landlord's reasonable prior written consent. The plans and specifications for any approved Alterations shall be subject to Landlord's reasonable prior written approval and once approved, shall not be materially changed without Landlord's reasonable prior written consent. Tenant shall provide Landlord with a copy of the plans and specifications -and estimated construction costs for the Alterations prior to commencing construction. All Alterations shall be: (i) made promptly, in a good and workmanlike manner. and otherwise in substantial compliance with all applicable building, fire, health, sanitary codes and regulations, and other applicable laws; (ii) made so as not to unreasonably disturb or inconvenience other tenants in the Building; and (iii) shall be paid for by Tenant allowing no liens to attach either to the Premises or to Tenant's leasehold interest. Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors reasonably approved by Landlord. Upon a tennination of this Lease and Landlord's written request, Tenant shall provide Landlord with copies of all unexpired construction warranties related to the Alterations, all of which shall be deemed assigned to Landlord; provided that such assignment shall be deemed "as is", without representation or warranty by Tenant of any kind (including any warranty of assign ability). Unless otherwise noted in Landlord's written approval of the Alteration, each Alteration shall remain and be surrendered with the Premises on termination of this Lease. 10

For all Alterations made by Tenant pursuant to Section 8.2 and all Alterations where Landlord's written approval expressly provides that the Alteration is to be removed by Tenant upon termination, Tenant, at its sole cost, shall remove such Alterations and shall repair all damage to the Premises and/or the Building caused by that removal. In no event, however, shall Tenant remove (or be required to remove) any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; casework; fume hood; communications cabling; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners, or any other heating or air conditioning equipment; or other similar standard building operating equipment and decorations; provided, however, that in no event shall the foregoing be deemed to include any specialized equipment or trade fixtures brought upon the Premises and used specifically in connection with the Permitted Use, all of which Tenant shall be entitled to remove. This removal/repair obligation shall survive a termination of this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for any ad valorem taxes or increase therein resulting from Alterations made by or at the direction of Tenant. 8.2. Exception. Notwithstanding anything in Section 8.1 to the contrary, Tenant shall have the right to make Alterations to the interior of the Premises without obtaining Landlord's prior written consent if such Alterations: (i) do not exceed $25,000.00 in cost in any one instance or $100,000.00, in the aggregate, over the full Term; (ii) are non-structural in nature, are not visible from the exterior of the Building, and do not affect any of the Building's systems; and (iii) do not require a governmental permit. At least 1 O days before the construction, Tenant must provide Landlord with prior written notice of its intention to make such Alterations (stating in reasonable detail the nature, extent, and estimated cost of such Alterations), together with a copy of the plans and specifications for the Alterations. All of the other provisions of Section 8.1 shall apply to Alterations made under this Section. 9. SERVICES/PARKING/REPAIRS. 9.1. Services. Subject to Tenant's obligation to pay Additional Rent, after the CO Date, Landlord, at its expense, will cause the following services (the "Services") to be furnished to the Premises for the Standard Work Week: (i) subject to any applicable governmentally imposed limits, heating and cooling for the reasonably comfortable use and occupancy of the Premises; (ii) janitorial service as described in the attached Exhibit/; (iii) water for drinking, lavatory, and toilet purposes; (iv) operator-less elevator service; (v) electricity for general office space use (i.e. building standard led lighting and general office machines (excluding production type copiers) and computers); (vi) removal of trash from site receptacles (in accordance with city schedules and regulations). Notwithstanding the preceding to the contrary, Landlord shall not, at any time during the Term, shut off either the electricity or water service to the Premises, have less than one elevator operating for service to the Premises, or prevent the use of the heating and cooling described above (but the use of such service shall be subject to payment of the After Hours Utility Charge) unless, and then only to the extent necessary to: (i) effect needed repairs to the Building; (ii) address an emergency (e.g., a casualty event); or (iii) comply with any NCSU or governmental mandate. The costs for these Services shall be included in "Expenses''. Any costs incurred by Landlord which result from Tenant's extraordinary usage of the Services or from Tenant's requiring Services at times other than during the Standard Work Week shall be paid by Tenant as Additional Rent. Tenant shall be solely responsible for contracting with each utility service provider for all data, telecommunications, and any other utilities not listed above as being provided by Landlord (each a "Tenant Provider'). Each Tenant Provider shall nevertheless be subject to Landlord's prior reasonable approval. Tenant shall not install equipment with unusual demands for any of the Services without Landlord's prior written consent, which Landlord may withhold if it reasonably determines that: (i) the equipment may not be safely used in the Premises; or (ii) current Services cannot adequately serve the equipment. If heat generating machines or equipment shall be used in the Premises by Tenant which materially increase the temperature otherwise maintained by the heating and air conditioning system, Landlord reserves the right to sub-meter those areas and setup a separate account with the applicable utility company. In that event, Tenant shall, upon Landlord's demand, reimburse Landlord for all costs reasonably incurred in purchasing and installing the sub-metering equipment and all utility charges subsequently charged to that account for the remainder of the Term. Tenant shall have immediate access to the use of after-hours heating and air conditioning via activation of the electrical override button located on each thermostat within the Premises. After hours HVAC services shall be charged to the Tenant at the 11

After Hours Utility Charge. Tenant shall promptly report any interruption of its utility service to Landlord and to the applicable utility service provider. There shall be no abatement or reduction of Rent for such interruption, nor shall such interruption constitute either a constructive or partial eviction, if such an interruption: (i) is for a Tenant Provider service; or (ii) for any other utility service provider, is not caused by Landlord's gross negligence or willful misconduct and does not last for more than five business days. If an interruption is caused by Landlord's gross negligence or willful misconduct and causes the Premises to be untenable, in whole or in part, for more than five business days, Tenant shall receive a rent abatement for each day of interruption on a proportional basis (based upon the square footage of the untenable portion of the Premises). 9.2. Access/Parking. Landlord shall provide Tenant with 24 hours, 7 days a week, 52 weeks a year access to the Premises for Tenant to construct the Tenant Upfit and, thereafter, conduct its business operations according to Tenant's Permitted Use; provided, however, that when the Building is locked, Tenant's employees may access the Building by using a card access system. The Common Areas shall include not less than 294 parking spaces. Tenant shall have non-exclusive access to the sidewalks, entrances, parking lot(s), and driveways serving the Building. Tenant shall have no designated parking spaces and shall observe any restricted parking areas designated by Landlord for specific tenants, customers, handicapped individuals, etc. Landlord shall, at no additional charge, provide Tenant with the Parking Spaces; provided that Tenant shall be responsible for all permit fees charged by NCSU. Tenant shall not permit its employees to use those restricted parking areas or the driveways or entrances within the Building or, without NCSU's prior written consent, the adjacent streets, for the parking or storage of any automobiles, trucks, or vehicles owned or used by them. As reasonably deemed necessary by it, Landlord shall have the authority to further assign or otherwise restrict parking areas for Tenant and the other tenants of the Building and their respective employees. Tenant's use of the parking facilities shall be at Tenant's sole risk, and Tenant acknowledges that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees, and/or its visitors, or for other personal injury or property damage or loss relating to or connected with the Tenant's, its employees', and/or its invitees' use of the parking facilities serving the Premises. 9.3. Maintenance & Repairs. Landlord, at its expense (all of which shall be included in "Expenses"), shall: (i) maintain the Premises, the Building, and the Common Areas in good working order and repair and in compliance with all laws and regulations; (ii) make all interior and exterior structural repairs as and when needed; and (iii) repair or replace all building materials, fixtures, and equipment required for the normal use of the Premises by Tenant. Repairs required of Landlord shall be made within a reasonable time (depending on the nature of the repair needed) after Landlord receives written notice from Tenant, or has actual knowledge, of the need for the repair. Except where the need for the maintenance or repair is attributable to the Landlord Parties' negligence or willful misconduct, the maintenance/repair costs incurred by Landlord shall be included in "Expenses". Notwithstanding the preceding to the contrary: (a) Tenant, at its expense, shall be solely responsible for making all repairs to the Premises, Building, and Common Areas resulting from the construction of the Tenant Upfit and, thereafter, repairing all defects in the Tenant Upfit, whether or not covered by any warranty; (b) Provided such damage was not caused by Landlord, its agents, employees, or contractors, Landlord shall have no obligation to repair any property on the Premises which Landlord shall have the right to require Tenant to remove from the Premises upon a termination of the Lease or any Alteration made to the Premises by, for, or at the direction of Tenant; and (c) Tenant shall reimburse Landlord for all expenses incurred by Landlord, along with a 15% overhead fee, in making those repairs arising out of Tenant's or its employees', agents', invitees', or contractors' negligence or willful misconduct. Payment of these expenses/fees shall be paid to Landlord within 30 days after Tenant's receipt of Landlord's written demand for reimbursement (which shall be accompanied by reasonable supporting documentation). Tenant's reimbursement obligation shall be limited to those reasonably incurred expenses (including the specified overhead fee) over the amounts 12 reimbursed by insurance carried by Landlord. Landlord shall make available to Tenant any warranties Landlord has received which are applicable to the repairs to be paid for by Tenant. 9.4. Securitv. Tenant acknowledges that NCSU provides security for the Campus and Landlord shall have no obligation to provide security services for the Building except as set forth below. The Tenant Upfit shall include exclusive, secured access to the third floor of the Building, card-key security readers at all entrances to the Premises, and other security measures shown on the Approved Plans & Specs. Landlord shall cause the Building Improvements to include card-key security readers at all entrances to the Building and security cameras throughout the Common Areas and a secured hallway between the loading dock and freight elevator and overflow storage room by freight elevator. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable for any loss or damages suffered by Tenant or anyone else for failing to supply such services or manned traffic control, no matter how caused. In no event shall Tenant be relieved of its duty to maintain security within the Premises. 10. TAXES AND ASSESSMENTS. Landlord shall list the Building for ad valorem tax purposes and shall pay those taxes and applicable assessments of whatever kind or nature assessed against the Building, all of which shall be included in "Expenses". Tenant shall pay all taxes and assessments assessed by a third party taxing authority against the Tenant Upfit in excess of the Tenant Upfit Allowance and all of Tenant's personal property located on the Premises, whether affixed or not, and all other taxes, fees, and assessments imposed for Tenant's use of the Premises. 11. SIGNS. Landlord shall include Tenant's name and suite number on: (i) the Building directory(ies) located inside the Building; (ii) a Building-standard suite sign to be located at the entrance to the Premises; and (iii) at Landlord's expense, monument signage with ordering of tenants on a "first come, first served' basis. For Tenant's initial listing, the cost of such directory(ies) and suite sign age shall be flt Landlord's sole expense. Any subsequent changes to directory(ies) and suite signage requested by Tenant shall be paid for by Tenant within 30 days of receipt of Landlord's invoice for actual and reasonable costs relating thereto. Except as contemplated above, Tenant shall not permit, erect, install, or display on its any exterior door, wall, or window of the Premises or anywhere else in or on the Building any sign, lettering, placard, decoration, or advertising material of any kind whatsoever, without Landlord's reasonable prior written consent. All exterior decor and exposed sides of drapes, blinds, shutters, and other window treatments must receive Landlord's prior written reasonable approval. 12. INSURANCE/INDEMNIFICATION. 12.1. Property Insurance. Landlord shall carry full replacement cost, all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to the Building and/or other improvements with customary deductibles and companies as Landlord in its discretion chooses. The cost of this insurance maintained by Landlord shall be included in "Expenses". The policy shall show Landlord as the named insured and Landlord's Lender as an additional insured. Tenant shall carry full replacement cost, all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to Tenant's Alterations, improvements, furnishings, fixtures, equipment, and other personal property situated in or about the Premises, as well as all exterior glass included in the Premises. Notwithstanding the preceding to the contrary, Landlord shall have no obligation to insure the Tenant Upfit prior to the CO Date. 12.2. Liability Insurance. Tenant shall, at its expense, maintain in effect a commercial general liability policy with coverages not less than the Tenant Liability Coverage. This policy shall: (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) show Landlord and Managing Agent as additional insureds. Landlord shall maintain in effect a commercial general liability policy with coverages not less than the Landlord Liability Coverage. The cost of this insurance shall be included in "Expenses". Limits in excess of $1,000,000.00 may be provided by an umbrella/excess policy. Landlord shall maintain in effect a commercial general liability policy with coverages not less than the landlord Liability Coverage. The cost of this insurance maintained by Landlord shall be included in "Expenses". The amount and coverage of such insurance shall not limit a party's liability nor relieve that party of any other obligation under this Lease. 13

12.3. Worker's Compensation. Tenant shall, at its expense, maintain Worker's Compensation Insurance coverage sufficient to meet all local, state and federal governmental regulations. 12.4. Business Interruption Insurance. On and after the CO Date, Tenant shall, at its expense, maintain business interruption insurance in an amount equal to the Business Interruption Insurance Coverage. This insurance shall insure that the Base Rent will be paid to Landlord (unless such Rent is abated or this Lease tenninates, as provided below) if the Premises are destroyed or rendered unusable by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements. 12.5. Policies. Except as expressly provided otherwise in Section 7.2 or this Section 12, all of Tenant's required policies of insurance shall be maintained continuously throughout the Tenn and provide that they: (i) may not be changed or cancelled without 1 O business days' prior written notice to Landlord; and (ii) shall be underwritten by insurers who have a Best's Financial Strength Rating of "A-" or better and a Best's Financial Size Category of at least "XII" as set forth in the then most current issue of "Best Key Rating Guide" (or if the Best's ratings are discontinued, a comparable method of rating insurance companies), who are licensed to do business in North Carolina, and who are authorized to issue the policies. At either party's request, a certificate (ACORD Form No. 25 or equivalent) evidencing the required insurance shall be given to the requesting party. The general liability policies shall be on ISO Form CG 00 01 04 13 or equivalent "occurrence basis" insurance policy fonn. Upon 30 days' advance written notice to Tenant, Landlord may, from time to time, increase any required coverage amounts specified in this Section based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, or as needed to meet Landlord's Lender's requirements. If Tenant fails to deliver any policy, certificate, or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Term without Landlord's reasonable consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of a statement that indicates the cost of such insurance, which statement shall be accompanied by a copy of the insurance policy obtained by Landlord. 12.6. Indemnification. Except where caused by a Landlord Party's negligence, gross negligence or willful misconduct, Tenant shall indemnify and hold the Landlord Parties harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of Tenant's or its invitee's, employee's, agent's, or contractor's use or occupancy of the Premises or Common Areas or breach of its obligations under this Lease. Landlord shall indemnify and hold the Tenant Parties harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of a Landlord Party's negligence, gross negligence, or willful misconduct. If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect and hold harmless and pay all court costs, penalties, charges, damages, expenses, and reasonable attorneys' fees incurred or paid by the party to be indemnified. All acts attributable to a party shall extend to that party's members, officers, directors, employees, agents, shareholders, parent, and affiliates provided that the other tenants in the Building shall not be included in these groups. These indemnification obligations shall survive a termination of this Lease. 12.7. Waiver of Subrogation. Notwithstanding the language of Section 12.6 to the contrary or that the loss or damage may be due to or result from the negligent or willful act of a party or its employees or agents, Landlord and Tenant, for themselves and their respective insurers, release each other from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to persons or property, both real and personal, caused by or resulting from casualties required to be insured against by the terms of this Lease or otherwise insured against by the party suffering the loss or damage. For the purpose of the foregoing waiver/release, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recovered by the insured under, the insurance policy to which such deductible relates. All policies of insurance required by this Lease shall contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as appropriate. If insurance policies with waiver of subrogation provisions shall be obtainable only at a premium, the party obtaining the policy shall pay that additional premium. Except to the extent a party's insurance pays (or would have paid if the insurance coverage required by this Lease were in effect) a claim that otherwise would be subject to indemnification by the other party, this release is not 14 intended to nor shall it release such other party from its indemnification obligations as set out in this Lease. These obligations shall survive a termination of this Lease. 13. DESTRUCTION/CONDEMNATION. 13.1. Destruction of Premises. 13.1.1. Substantial Destruction. If after the CO Date the Premises are totally or substantially (more than 50% of the rentable square feet) destroyed by fire or other casualty, either Landlord or Tenant may terminate this Lease by giving written notice of termination to the other party not later than 60 days after the date of the destruction. In that event and provided Tenant timely vacates the Premises, Base Rent and Addilional Rent paid for the period beyond the date of destruclion shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination. 13.1.2. Partial Destruction. If there is not total or substantial destruction of the Premises as described above, yet: (i) Landlord, in its sole judgment, concludes that restoration of the damage cannot be completed within 270 days; or (ii) less than six months of the Term remains (after factoring in any exercised Renewal Option), and the repairs are reasonably estimated to require more than 30 days to repair; or, (iii) insurance proceeds (along with funds Landlord, in its discretion, decides to provide) in an amount sufficient to restore the Premises are not made available to Landlord (provided, that Landlord shall use commercially reasonable efforts to obtain the proceeds to which it is entitled under its applicable insurance policy); either Landlord or Tenant may, at its option, terminate this Lease by giving written notice of termination to the other party not later than 30 days after the date Landlord provides Tenant with the information described below. In that event and provided Tenant timely vacates the Premises, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination. Within 30 days after the casualty, Landlord shall furnish Tenant with Landlord's estimate of the time required to complete repairs and whether or not sufficient funds are available to pay for the required repairs. 13.1.3. Repair/Restoration. If this Lease is not terminated pursuant to Section 13.1.1or13.1.2, Landlord, at its expense, shall promptly restore and/or repair the Premises and any other portions of the Building outside the Premises required for Ten ant's use of the Premises; provided that, in no event shall Landlord be required to restore or repair: (i) any damage to the Tenant Upfit occurring prior to the CO Date; (ii) Alterations, fixtures, or improvements owned by Tenant (i.e., improvements other than the Tenant Upfit); or (iii) any of Tenant's personal property, all of which shall be Tenant's sole responsibility; provided, however, that Landlord shall pay over to Tenant any insurance proceeds made available to Landlord for the purposes of restoring or repairing the items listed above. (For avoidance of doubt, in no event is Landlord required to maintain insurance for the items listed above.) If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, Base Rent and Additional Rent shall abate on a proportional basis (based upon the square footage of the unusable portion of the Premises) during that period. In no event shall Landlord have any liability for losses claimed by Tenant resulting, directly or indirectly, from Tenant's inability to use the Premises. 13.1.4. Tenant's Fault. Notwithstanding the above to the contrary, ifthe Premises are damaged due to willful or grossly negligent acts or omissions of Tenant, its employees, agents, contractors, or invitees, Tenant may not terminate this Lease and there shall be no apportionment or abatement of Rent. 13.1.5. Waiver. Tenant acknowledges that the provisions of this Section shall govern the rights and obligations of the parties in the event of any substantial or total destruction to the Premises and Tenant waives the protection of any statute, code, or judicial decision which grants a tenant any other rights to terminate a lease in the event of the substantial or total destruction of the Premises. 13.2. Condemnation of Premises. If all of the Premises, or a portion which will make the remainder unusable for the Permitted Use, is taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the vesting of title in the condemning authority and 15

Base Rent and Additional Rent obligations shall be adjusted between Landlord and Tenant as of that date. If only a portion of the Premises are taken and Tenant can reasonably continue use of the remainder, then this Lease will not terminate, but Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the loss of use incurred by the taking. Except as otherwise provided by the authority granting an award of damages, Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking of the Premises and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party {but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (including its leasehold interest) to which Tenant may be entitled. No Tenant's claim may, however, diminish Landlord's or Landlord's Lender's award with respect to the Premises. For purposes of this Section, Landlord and Tenant shall make a good faith determination as to whether or not the Premises are still suitable for the Permitted Use after a taking. If less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect; but with Rent abated during any period when Tenant's use of the Premises is impaired in proportion to the impairment of such use. 14. CARE/RETURN OF PREMISES. 14.1. Care of Premises. Tenant shall not, to the extent within Tenant's control, permit or cause any act to be performed upon, in, or about the Premises which shall cause or be likely to cause injury to any person or to the Premises, the Building, the Common Areas, or any adjoining property. Subject to Landlord's obligations under Section 9.3 and Exhibit I, Tenant shall at all times keep the Premises in a neat and orderly condition. Tenant shall take reasonable care of the Premises, fixtures, and appurtenances and suffer no waste or injury to such and shall pay for all repairs to the Building or Premises necessitated by the fault of Tenant, its employees, agents, customers, or guests. Tenant shall comply with all trash storage policies established by Landlord from time to time. 14.2. Return of Premises. Upon the termination of this Lease, Tenant shall return the Premises to Landlord substantially in the same condition as received and shall deliver any certification required under Exhibit G. Excepted from this obligation are: (i) conditions which are Landlord's responsibility or result from Landlord's or its agent's or employee's gross negligence (except to the extent covered by insurance maintained by Tenant), a casualty or a condemnation; (ii) ordinary wear and tear; and (iii) Landlord-approved Alterations which Landlord has not required to be removed. Tenant shall be responsible for all damages to the Building or Premises caused by the removal of its equipment, trade fixtures, and other personal property from the Premises. Tenant shall be responsible for all damages to the Building or Premises caused by the removal of their equipment and trade fixtures from the Premises. The obligations in this Section shall survive a termination of this Lease. Any failure by Tenant to comply with this Section shall be deemed to be a holdover (as described in Section 15) by Tenant for the period it takes Tenant, or ifTenant fails to do so after written notice from Landlord, Landlord to complete any required repair/replacement activities needed to return the Premises to the required condition. 14.3. Surrender of Premises. No act or thing done by a Landlord Party or Landlord's agent shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises prior to the Expiration Date unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to a Landlord Party or Landlord's agent shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are retained by Landlord. Neither a surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination of this Lease shall work as a merger; but, at Landlord's option, shall operate either as an assignment to Landlord of all subleases or subtenancies of the Premises or terminate any or all such subleases or subtenancies. 15. HOLDING OVER. If Tenant remains in possession after termination of this Lease without the execution of a new lease or Landlord's written consent, Tenant shall not acquire any right, title, or interest in the Premises. In that event, Tenant shall occupy the Premises as a tenant-at-will and shall otherwise be subject to all applicable conditions, provisions and obligations of this Lease; except that all options and rights of renewal, rights of first refusal, and the like, if any, shall terminate. Notwithstanding the preceding, Landlord shall have the right to pursue summary ejectment ofTenant as provided by law and to recover 16 from Tenant any and all damages suffered as a result of that holdover, including any indirect, consequential, or special damages sustained by Landlord relating to any loss of a prospective tenant for the Premises; provided, however, that Tenant shall not be liable to Landlord for any damages (other than the payment of increased Base Rent as provided below) during any such holdover unless and until Landlord has (i) delivered written notice to Tenant that Landlord has executed a lease with a new tenant for the Premises; and (ii) provided Tenant at least 15 days to vacate the Premises after receipt of such notice. (For avoidance of doubt, nothing in this Section shall be deemed to give Tenant any legal right to occupy the space after the expiration of the Lease.) During the holding over period, Tenant shall continue to pay Additional Rent as prescribed in this Lease; but shall pay monthly Base Rent equal to the Holdover Rent Multiple times the Base Rent Installment Amount in effect as of the last month immediately prior to the termination; provided that the increased rent paid by Tenant (i.e., the amount over the Base Rent Installment Amount) shall be credited toward those damages, if any, incurred by Landlord as arising out of the holdover. · 16. ASSIGNMENT. 16.1. Tenant Restriction. Tenant shall not assign this Lease or sublet the Premises, in whole or in part, whether voluntarily or by operation of law, without both: (i) Landlord's reasonable prior written consent; and (ii) NCSU's approval as described in Section 16.2. It shall not be unreasonable for Landlord to withhold consent if: (i) the assignee/sublessee is engaged in the commercial real estate business (including property management or the brokerage, ownership, or development of competitive properties), or the provision of "executive suites" or any similar arrangement; (ii) the assignee/sublessee's business which is not in some way connected or associated with NCSU, such that the assignee/sublessee would not be qualified to lease space directly from NCSU in accordance with NCSU's policies for leasing to tenants in the Campus; (iii) it would cause Landlord to be in default under another lease in the Building or the Campus; (iv) occupancy by the proposed assignee/sublessee would violate the terms of this Lease or cause Landlord to be in breach of any restrictive covenant relative to the Building, the Campus, or other leases, or materially increases the costs of operation for the Building; (v) Landlord's Lender withholds its consent or Landlord's granting consent would be a breach of the Deed of Trust; provided Landlord takes commercially reasonable efforts to resolve such and is unable to do so; or (vi) the proposed subtenant or assignee is a person or entity with whom Landlord or its agent within the preceding six months has given or received any written or oral proposal regarding leasing space in any building in which Keystone Corporation or its principals owns any interest and which building has suitable space available for such proposed subtenant or assignee. If Landlord unreasonably withholds its consent, Tenant's sole and exclusive remedy is specific performance and under no circumstances will Landlord be liable for any damages. Any proposed assignment or sublease shall also be subject to the following additional limitations: (i) Tenant shall not post any signs advertising the availability of the Premises anywhere in (including inside the Premises) or on the Building; and (ii) all public advertisements regarding the assignment of this Lease or subletting all or any portion of the Premises, shall be subject to Landlord's prior written reasonable approval. In no event shall this Lease be assignable by operation of any law. Any attempted assignment of this Lease or sublease in violation of this Section shall be voidable by Landlord, in its discretion, and, notwithstanding anything in this Lease to the contrary, shall immediately be an Event of Default (i.e., Tenant shall have no right to notice of, or right to cure, that default). 17

16.2. NCSU Approval. The Campus is a research and advanced technology campus where university, industry, and government partners interact in multidisciplinary programs directed toward the solution of contemporary problems. A wide range of business uses are permitted in the Campus, including the following: research and development, information technology, computer software/hardware, advanced materials. engineering, biotechnology, environmental sciences, agriculture and life sciences, and business management. In the event of a dispute concerning the qualifications of a potential subtenant under the preceding sentence, the question will be presented to NCSU's Vice Chancellor for Research, Innovation and Economic Development for a decision. In addition, a variety of commercial and retail support services may be permitted in the Campus. In the event of a dispute concerning the qualifications of a potential subtenant under the preceding sentence, the question will be presented to NCSU's Vice Chancellor for Finance and Administration for a decision. Should Tenant be dissatisfied with a decision made by either Vice Chancellor regarding either of these categories, Tenant shall have the right to submit the question to the Chancellor of NCSU, whose decision shall be final. Notwithstanding the foregoing, NCSU agrees that: (i) it will not deny any sublease or assignment to any applicant for reasons other than failure to meet the criteria generally applicable to other prospective Campus tenants; and (ii) any sublease or assignment applicant which, at the time of such application. is already a tenant in good standing in another building in the Campus shall automatically be deemed acceptable to NCSU, provided its proposed use of space is similar to its use of such other space in the Campus. 16.3. Notice. If Tenant proposes to assign any interest in this Lease or to sublet all or any portion of the Premises, Tenant shall first submit to Landlord a written notice of its intentions (the "Notice of Intent'). The Notice of Intent shall contain: (i) the name of the proposed assignee/subtenant; (ii) the terms of the proposed assignment/subletting and a copy of the proposed assignment/sublease agreement; and. (iii) any other information reasonably requested by Landlord. Landlord shall send the Notice of Intent and any other accompanying materials to NCSU for their approval; but Tenant shall be solely responsible for obtaining that approval. If Landlord consents to the proposed assignment/sublease, it shall be an express condition of that consent that: (i) Tenant provide Landlord with a copy of the executed assignment, sublease, or other applicable document promptly after it is executed; and (ii) no material modification or assignment of that assignment/sublease shall be permitted without Landlord's reasonable prior written consent. Landlord shall have 15 business days from receipt of the Notice of Intent to consent to or reject Tenant's sublease or assignment. 16.4. Liability. Landlord's consent to one transfer shall not be deemed a consent to any subsequent transfer. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to further assignments or subleases) shall not relieve Tenant or any guarantor of its Lease obligations. If Tenant's assignee/subtenant defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against that assignee/subtenant. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's assignee/subtenant, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant from liability under this Lease. Landlord's acceptance of rent from any person other than Tenant shall not be a waiver of any of Landlord's rights. 16.5. Costs. If Tenant requests Landlord's consent to an assignment/subletting of this Lease, Tenant shall pay Landlord's reasonable and actual attorneys' fees incurred in connection with that matter, such fees not to exceed $1.500.00 for each request. (This cap shall increase at the rale of 3% per annum from the Commencement Date.) In addition, Landlord reserves the right if Tenant is released from its obligations under this Lease, in its discretion and as a condition of any assignment permitted under any subsection of this Section, to require the assignee to increase the Security Deposit Amount to an amount equal to the then effective monthly Installment Amount of Base Rent. 16.6. Excess Consideration. If this Lease is assigned or the Premises sublet, one-half of the consideration in the form of Rent received by Tenant from that assignment or sublease over the amount paid as Rent during the comparable period (the "Excess Consideration") shall be paid to Landlord as Additional Rent on a monthly basis. In the event less than all of the Premises is subleased, a pro rata portion (calculated on a per square foot basis) of the Rent paid by Tenant shall be used in calculating the Excess Consideration. The reasonable leasing commissions paid by Tenant, the amortization of the cost 18 of any improvements made to the Premises at Tenant's cost for the assignee/sublessee, the amortization of the TU Costs paid by Tenant, and other reasonable, out-of-pocket costs paid by Tenant to unaffiliated third parties in connection with the assignment/subletting shall be deducted in calculating the Excess Consideration. Excess Consideration shall not include the price paid to Tenant by the assignee/subtenant for Tenant's equipment, assets, intangible property, stock, and/or business as a going concern. Within 1 O days of the date the assignee/subtenant begins occupancy in the Premises, Tenant shall send Landlord a copy of the executed Lease Assignment or Sublease, as applicable, and a detailed statement showing the calculation of the Excess Consideration, including the total consideration to be paid by the subtenant/assignee over the term of the assignment/subletting and any costs (to be accompanied by reasonable supporting documentation) to be deducted from that amount as permitted by this Section. Landlord shall have the right, at any time, but not more than once per calendar year, during business hours and upon no less than five business days' prior reasonable notice to Tenant, to audit Tenant's books and records to verify the accuracy of that statement. 16.7 Affiliated Entities. Notwithstanding anything contained in this Lease to the contrary, Tenant may, without Landlord's prior consent, assign this Lease or sublease all or a portion of the Premises to an Affiliated Entity (as defined below); provided that the assignment or sublease to the Affiliated Entity shall be permitted only so long as the assignment or sublease is made for a good faith business purpose and the assignee or subtenant remains an Affiliated Entity. Tenant shall nevertheless give, subject to any legally required confidentiality requirements, Landlord prompt notice of any such assignment or sublease, which shall include the information specified in Section 16.3; provided that, in the event Tenant cannot provide such notice to Landlord prior to the assignment or sublease in question due to any such legally required confidentiality requirements, Tenant shall provide such notice to Landlord as soon as reasonably possible after such legally required confidentiality requirements are no longer in effect. For purposes of this Lease, an "Affiliated Entity' shall mean a partnership, corporation, or limited liability company that directly or indirectly controls, is controlled by or is under common control with Tenant, the purchaser of substantially all ofTenant's assets (provided the purchaser assumes the Lease, in writing, in a form reasonably acceptable to Landlord}, or the surviving entity in a merger involving Tenant. An assignment or sublease pursuant to this Section shall not release Tenant or any guarantors from their respective obligations under this Lease. Notwithstanding anything in this Section 16 to the contrary, every assignment of this Lease or sublease of any portion of the Premises is subject to NCSU's prior written approval. 16.8. Landlord Assignment. Landlord may assign this Lease to Landlord's Lender as collateral and/or to a purchaser of Landlord's interest in the Building without Tenant's prior consent or approval, but such assignment shall be subject to Section 18.2. 17. DEFAULT/REMEDIES. 17.1. Tenant Default. The following events (each an "Event of Default') shall each constitute a material default by Tenant: (a) If Tenant fails to timely pay any sum due Landlord under this Lease, which failure shall continue for a period of five business days after receipt or deemed receipt of written notice of that failure by Tenant; or (b) If Tenant fails to timely perform any non-monetary term, condition, or covenant of this Lease, which failure continues for a period of 30 days after receipt or deemed receipt of written notice of that failure by Tenant; provided that, if the default cannot be reasonably cured within that period, Tenant shall not be in default so long as it commences a cure of the failure within that 30-day period and thereafter . diligently continues to pursue such cure to completion within a reasonable time after the expiration of that initial 30-day period (in no event to exceed a total of 90 days after Tenant's receipt or deemed receipt of the written notice of that failure). Notwithstanding the preceding to the contrary, where a specific time period following a written notice of such failure is otherwise provided in this Lease for Tenant's performance, the failure to perfonn by Tenant within such time period shall be an Event of Default (i.e., the cure periods provided above shall be inapplicable); or 19

(c) An Insolvency Proceeding occurs with respect to Tenant and such is not stayed or vacated within 60 days of entry thereof and provided Tenant does not continue to pay Rent hereunder; or (d) If Tenant's interest in this Lease or the Premises is subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and the order or decree shall not be vacated within 30 days of its entry; or (e) If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligation under this Lease. Unless otherwise expressly provided, no guaranty of this Lease is revocable; or (f) If Landlord, with reasonable cause, on more than two occasions in any 12-month period, gives notice to Tenant of the same default under subparagraphs (a) or (b) above, notwithstanding Tenant's subsequent cure of the noticed defaults within the allowable periods. The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement. 17.2. Remedies Upon Tenant Default. (A) Upon the occurrence of any Event of Default, Landlord, with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following remedies: (i) Landlord may make any payment required ofTenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep or perform. Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in making the payment and/or corrections or repairs within 15 days after delivery of a statement to Tenant accompanied by reasonable documentation supporting the demand. (ii) Landlord may demand in writing that Tenant vacate the Premises. Tenant shall vacate the Premises and remove all its property within 10 business days of Tenant's receipt of the notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises. (iii) Landlord may re-enter the Premises and remove Tenant and all of Tenant's property. (iv) Landlord may re-let all or any portion of the Premises for such time, rent, and other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate the reletting. Tenant shall pay all commercially reasonable costs of the reletting applicable to the Term remaining on this Lease, including the commercially reasonable cost of any alterations or repairs to the Premises. If this Lease has not been terminated by Landlord, Tenant shall continue to pay all charges due from Tenant under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter, Landlord may accelerate and collect from Tenant the difference, if any, between the rent to be collected from that subsequent tenant and the Rent reserved in this Lease for the balance of the Term, after discounting the difference to its present value by a factor equal to Landlord's Lender's then announced prime rate. In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the Rents due from Tenant. In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the Rent due from Tenant. (v) Landlord may terminate this Lease without notice or demand to vacate the Premises. This Lease shall be deemed to have been terminated by Landlord only upon Landlord's written notice of termination delivered to Tenanl. Upon termination Landlord shall nevertheless remain entitled to recover from Tenant all sums provided for in subparagraph (iv) above as if this Lease were not terminated. 20

(vi) Landlord may exercise any other remedies and recover any other damages available to it under law or in equity. (B) In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant waives all claims for damages which may be caused by that re-entry except those damages arising from any Landlord Party's gross negligence or willful misconduct which damages are not otherwise covered by insurance maintained by Tenant or would have been covered by insurance required to be maintained by Tenant. Tenant shall reimburse Landlord for any and all losses, costs, expenses (including legal expenses and reasonable attorneys' fees), and damages suffered by Landlord by reason of its re-entry, removal, and/or storage of Tenant's property. No re-entry shall be considered or construed to be a forcible entry. (C) Upon any material breach of this Lease, regardless of whether that breach is, or becomes, an Event of Default, Landlord shall be reimbursed for any and all actual and commercially reasonable expenses incurred by Landlord, including legal expenses and reasonable attorneys' fees, in enforcing the terms and provisions of this Lease. (D) Any ofTenant's personal property remaining at the Premises 10 business days after a repossession of the Premises by Landlord after an Event of Default or after a termination of this Lease shall be deemed abandoned by Tenant. Tenant shall be liable for any and all storage and/or removal costs incurred by Landlord in storing and/or removing that abandoned property; provided, however, that Landlord shall give Tenant written notice of its election to remove and/or store such personal property. In addition, Landlord shall be entitled to sell the abandoned property in order to recover those storage/removal costs and any other amounts due from Tenant under this Lease. The sale of the abandoned property may be by private or public sale as contemplated under the North Carolina Uniform Commercial Code or in any other form provided by law. This right shall be in addition to any statutory lien for rent or similar rights available to Landlord under law or this Lease (E) For avoidance of doubt, after an Event of Default, Landlord shall not be obligated to accept a cure of that Event of Default, such decision to accept being in Landlord's sole discretion. 17.3. Landlord's Default. If, after delivery of the Premises to Tenant, Landlord breaches any of its duties or obligations to Tenant and: (a) in the case of a monetary default, the breach continues for five business days after written notice is received or deemed received by Landlord; or (b) in the case of a non-monetary default, the breach continues for 30 days (or such longer period of time as it may reasonably take to cure provided Landlord promptly and diligently pursues the cure and is not otherwise in default) after written notice of the breach is received or deemed received by Landlord, Tenant may take such action as is reasonably necessary to cure the breach. For avoidance of doubt purposes, except where another remedy is otherwise expressly provided in this Lease for a Landlord default, the above remedy shall be Tenant's sole and exclusive remedy for a default by Landlord. In this event, Landlord shall, upon demand (accompanied by reasonable documentation supporting the demand) reimburse Tenant for expenses reasonably incurred by Tenant in curing Landlord's breach, including legal expenses and reasonable attorneys' fees. If Landlord shall fail to promptly reimburse Tenant, Tenant may withhold or abate its Rent payment due to the extent of the unreimbursed expenses. In the event of any dispute about Tenant's right to abate or withhold Rent or other sums payable to Landlord under this Lease, Tenant must deposit the disputed amounts in escrow in an interest-bearing account with Landlord's Lender, conditioned on resolution of the dispute by a final, non-appealable court order or by mutual written agreement of Landlord and Tenant. Any interest earned shall be paid to the party entitled to the escrowed funds and any fees of the Landlord's Lender shall be paid by the party not entitled to the escrowed funds. Regardless of the outcome or resolution of the dispute, no Event of Default with respect to the subject matter of the dispute shall be deemed to have occurred so long as the disputed amounts are timely deposited in escrow by Tenant. Notwithstanding the foregoing, if Landlord has not timely cured a default and the costs which Tenant would reasonably incur to cure that particular default exceed a total of $50,000, as alternative remedies, Tenant, at its election, may: (i) sue to specifically enforce Landlord's 21 obligation; or (ii) terminate this Lease without any liability by giving Landlord written notice no less than 30 days' prior to the effective date of such termination; provided, in either event, that such alternative remedy is exercised by Tenant within 90 days of the date Tenant has given Landlord written notice of Landlord's default.

17.4. Mitigation. Whenever a party is in default under this Lease, the non-defaulting party shall use commercially reasonable efforts to mitigate the damages resulting from the default; provided, however, Landlord shall not be obligated to market or relet the Premises: (a) on a priority basis over unleased or unoccupied space in the Building; (b) for a use different from the Permitted Use; or (c) at a rental rate below the lesser of: (i) the then current fair market rental for the Premises; and (ii) the then effective rental rate for the Premises. The parties acknowledge that the restrictions of the Ground Lease as to the type of tenants permitted to occupy the space in the Building may impair Landlord's ability to mitigate its damages by re-leasing the Premises.

18. SUBORDINATION/ATTORNMENT/ESTOPPEL.

18.1. Subordination. Depending on the requirements of the then Landlord's Lender, this Lease and the rights of Tenant will either be subordinate or superior to each Deed of Trust. If Tenant requests such, such subordination shall be subject to the terms of a written subordination, non-disturbance, and attornment agreement (an "***SNDA***") between Landlord's Lender and Tenant (and Landlord if requested by Landlord's Lender). Should Landlord's Lender request an SNDA, so long as the language and provisions comport with the provisions of this Lease and otherwise are customary for commercial real estate leases of this type, Tenant will execute an SNDA making this Lease superior or subordinate, as the case may be. Should Tenant fail to timely deliver the SNDA within 15 days of Tenant's receipt of Landlord's Lender's written request, then:

(a) Such failure shall be deemed an Event of Default if it continues for an additional ten days after written notice to Tenant; and/or

(b) Tenant shall pay to Landlord, as Additional Rent, $100.00 per day for each day past that 15-day period Tenant delays in delivering the SNDA;

provided that Landlord may not seek the remedies set forth in this subparagraph for as long as the delay is attributable to reasonable negotiations between the parties relating to the form or content of the SNDA. Each SNDA shall: (i) be in writing; (ii) include language to the effect that, provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant's rights under this Lease shall not be disturbed or affected by any default by Landlord under the Deed of Trust; and (iii) otherwise include provisions customary for SNDAs for commercial real estate leases of this type. Upon Tenant's written request, Landlord shall use commercially reasonable efforts to cause the then current Landlord's Lender to enter into an SNDA in the form described in this Section.

Landlord shall obtain from Landlord's current Lender an SNDA with respect to this Lease in conformance with the requirements set forth above within 20 days of the Execution Date.

18.2. Attornment. Tenant and any guarantor of this Lease shall be bound to a Successor under all of the terms of this Lease for the balance of the Term, with the same force and effect as if the Successor were Landlord under this Lease. Tenant and any guarantor of this Lease is deemed to attorn to the Successor as its landlord (but only on the express condition that Tenant's rights under this Lease shall not be disturbed or affected so long as Tenant is not in default beyond any applicable notice and cure periods under the terms of this Lease) and no further documents shall be required to effectuate the attornment. Provided Successor becomes legally bound to Tenant in respect of all of Landlord's duties and obligations accruing under this Lease on and after Successor acquires title, Landlord shall have no further liability under this Lease for duties or obligations thereafter accruing under this Lease and Tenant shall look solely to the Successor for any subsequent performance due by Landlord. Each written attornment agreement of Tenant shall: (i) include language to the effect that, provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant's rights under this Lease shall

22

not be disturbed or affected by any default by Landlord under the Deed of Trust; and (ii) otherwise include provisions customary for attornment agreements for commercial real estate leases of this type. 18.3. Estoppel Certificate. Within 10 days after Tenant's receipt of Landlord's or Landlord's Lender's written request, Tenant (and, if applicable, each Guarantor) shall execute a tenant estoppel certificate (a "TEC") setting forth the following facts with respect to this Lease: (i) its date of occupancy; (ii) the Term; (iii) the amount of periodic Rent then due and the date to which Rent is paid; (iv) whether or not it has, to Tenant's knowledge, any defense or offsets to the enforcement of this Lease; (v) its knowledge of any default or breach by Landlord under this Lease; and (vi) whether or not this Lease is in full force and effect, inclusive of all modifications and/or amendments, copies of which Tenant shall attach to the TEC. Tenant acknowledges that Landlord and any prospective purchaser or lender may rely on the TEC given by Tenant and each guarantor. Unless Tenant is reasonably negotiating the form or content of the TEC, if Tenant fails to timely deliver the TEC within the 10-day period specified above, then Landlord may send a second written request for the TEC to Tenant. Unless Tenant is reasonably negotiating the form or content of the TEC, if Tenant fails to timely deliver the TEC within five days after receipt of the second request: (a) Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been tenminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. Tenant shall be estopped from denying the truth of such facts; and/or (b) Tenant shall pay to Landlord, as Additional Rent, $100.00 per day for each day past that five-day period Tenant delays in delivering the TEC after Landlord's second request; provided that Tenant shall not be required to pay such charge if the delay is attributable to reasonable negotiations between the parties relating to the fonm or content of the TEC. 18.4. Landlord Lender's Rights. If Tenant is notified of Landlord's assignment of this Lease as security for a Deed of Trust and of the name and address of Landlord's Lender, Tenant shall not thereafter terminate this Lease for any default by Landlord without first giving written notice of its intention to do so to Landlord's Lender (the notice to describe in reasonable detail the nature and extent of the default) and affording Landlord's Lender the same opportunity (i.e., period of time) to cure the default as given Landlord under the terms of this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest. 19. COVENANT OF TITLE AND QUIET ENJOYMENT. Landlord covenants and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease for the Term and that, provided Tenant is not in default beyond any applicable notice and cure period, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or anyone claiming through Landlord. Tenant nevertheless acknowledges that from time to time portions of the Building may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. Tenant waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided, however, that Landlord shall not materially impair, and shall use all commercially reasonable efforts to minimize any impact on, Tenant's business operations and access to the Premises in the performance of such construction and shall seek to coordinate anticipated interruptions in services or other disturbances with Tenant to the fullest extent reasonably possible. 20. RULES AND REGULATIONS. 20.1. Tenant's Obligation. Tenant shall be bound by the Rules & Regulations. Landlord may, from time to time, make additional rules and regulations or modifications to the Rules & Regulations which it deenis reasonably necessary for the preservation of good order, safety, care, cleanliness and 23 economical management of the Premises. Landlord shall use commercially reasonable efforts to cause compliance in all material respects with the Rules and Regulations by all tenants and other occupants of the Building; provided that: (i) Landlord shall not be liable for non-compliance; (ii) any such non compliance shall not excuse T~.9ant from compliance; and (iii) Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business or violate any express rights granted to Tenant under this Lease. Landlord shall not otherwise enforce the Rules and Regulations against Tenant in a discriminatory manner. 20.2. Changes. Notwithstanding the above to the contrary: (a) Tenant shall be provided with written notice of any change in the Rules & Regulations; (b) Tenant shall be required to comply with only those Rules & Regulations which are applicable to all tenants in the Building; and (c) no change in the Rules & Regulations shall be made that would materially and adversely affect Tenant's ability to use the Premises for the Permitted Use. 21. EASEMENTS, RESTRICTIONS, AND RIGHTS OF WAY. The Premises are leased subject to all easements, restrictions, and rights-of-way legally affecting the Premises. Landlord has no actual notice that these easements, restrictions, or rights-of-way prohibit the use of the Premises for the Permitted Use. 22. LANDLORD'S RIGHT OF ENTRY. Landlord shall have the right to enter and to grant temporary licenses to enter the Premises in accordance with the terms of this Section to: (i) inspect the Premises in connection with Landlord's maintenance obligations under this Lease; (ii) exhibit the Premises to prospective tenants (provided such is limited to the period within one year prior to the Expiration Date), purchasers, or lenders; (iii) make alterations or repairs to the Premises or to the Building to the extent permitted by this Lease; (iv) to abate any condition which constitutes a violation of any covenant or condition of this Lease; or (v) for any purpose which Landlord shall deem reasonably necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants. Landlord's exercise of these rights shall not constitute an actual or constructive eviction. Except in those instances where Tenant is in default under this Lease, these entries by Landlord shall not in any manner affect Tenant's obligations and covenants under this Lease. Except in the case of emergencies or default: (i) Landlord shall give Tenant at least 24 hours' advance written notice of entry; (ii) entries shall be during business hours; (iii) if Tenant so elects at the time, any persons entering the Premises on behalf of Landlord shall be accompanied by one of Tenant's employees; and (iv) Landlord shall make reasonable efforts to minimize interference with Tenant's occupancy of the Premises. Tenant shall permit NCSU and its contractors, agents, and representatives to enter the Premises on the same terms provided to Landlord under this Section; provided that, in the event of an emergency, when entry to the Premises is reasonably necessary and neither Tenant nor Landlord is personally present to open and permit entry into the Premises, NCSU or NCSU's agent may enter the Premises by master key, code, card, or switch or may forcibly enter the Premises, without rendering NCSU or such agents liable for such entry and without, in any manner, affecting the obligations and covenants of this Lease. 23. LANDLORD'S LIABILITY. Notwithstanding anything in this Lease to the contrary, none of the Landlord Parties shall be liable to Tenant for: (a) Any damage caused by or any act or negligence of any other occupant of the Building or by any owner or occupant of adjoining or contiguous property. (b) Provided that causes of the damage are not directly under the care, custody, or control of Landlord, any damage caused to Tenant or its property due to the Premises, Building, or Common Area (or any part or appurtenances thereof) being or becoming out of repair or arising from the failure of any utility service. Tenant shall promptly report any defective condition in or about the Premises, Building, or Common Areas known by it to Landlord. None of the Landlord Parties shall have any personal liability for any breach of this Lease or any claims relating to the relationship of the parties except to the extent of rental income, proceeds of sale, insurance proceeds, condemnation proceeds, and the like received by the exculpated party from the Building after the entry of a judgment in favor of Tenant and Tenant shall otherwise look solely to Landlord's interest in 24 the Building for satisfaction. Any Landlord who transfers its title to the Building is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. Notwithstanding any other provisions in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental, or punitive damages except: (a) this limitation shall not apply to a party's indemnification obligations; and (b) Tenant shall be liable for consequential damages with respect to a breach of its obligations under Section 15. 24. IDENTITY OF INTEREST. The relationship of the parties during the Term shall at all times be only that of a landlord and tenant. Nothing in this Lease shall be deemed or construed to have created the relationship of principal or agent or a partnership or joint venture between Landlord and Tenant. 25. FORCE MAJ EURE. If Landlord or Tenant shall be delayed, hindered, or prevented from the performance of any act required under this Lease (other than the payment of money) by reason of governmental restrictions. extreme weather or other act of God, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of the act shall be excused for the period of delay, and the period for the performance of the act shall be extended for the period necessary to complete performance after the end of the period of the delay. After the CO Date, any such force majeure extending for a period of 30 days or longer shall be treated as a casualty and the provisions of Section 13 shall apply. 26. ATTORNEY FEES. If a legal action, Binding Arbitration, or any other legal proceeding is brought to enforce this Lease, the unsuccessful party in the proceeding shall pay to the successful party the costs of the action, including reasonable attorneys' fees. "Reasonable Attorneys' Fees" shall be deemed to be those fees actually charged based upon time actually spent at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect. This obligation shall survive a termination of this Lease. 27. BROKER. Tenant warrants that it has had no dealings with any broker in connection with the negotiations or execution of this Lease other than the Brokers. Landlord shall: (i) be solely responsible for any commissions due Landlord's Broker or other brokers contacted by or used by Landlord in connection with the negotiations or execution of this Lease; and (ii) indemnify Tenant and hold Tenant harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by Landlord's Broker and any other broker or agent acting for Landlord with respect to this Lease. Tenant shall: (Q be solely responsible for any commissions due any brokers contacted by or used by Tenant in connection with the negotiations or execution of this Lease. other than Landlord's Broker, and (ii) indemnify Landlord and hold Landlord harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by any broker or agent acting for Tenant with respect to this Lease. 28. HAZARDOUS SUBSTANCES. 28.1. Compliance. Tenant shall, at Tenant's own expense: (a) comply with all Environmental Laws and the requirements of Exhibit G; (b) comply with the provisions of Section 11.1(e) of the Ground Lease applicable to a "Pennitted Subfenanf'; and (c) make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities') under the Environmental Laws arising in connection with its obligations under this Section. allow: 28.2. Tenant's Restrictions. Tenant shall not cause or, to the extent within Tenant"s control, (a) Any violation of any Environmental Laws on, under, or about the Premises; or (b) The use, generation, release, manufacture, production, processing, storage, or disposal of any Hazardous Substance in or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except: (i) in de minimis quantities necessary for or incidental to 25

Tenant's normal and customary conduct of business; and/or (ii) in strict compliance with all applicable Environmental Laws. 28.3. Remediation. Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time from Tenant's use or occupancy of the Premises, then Tenant, at its own expense shall: (i) prepare and submit the required plans and all related bonds and other financial assurances; and (ii) carry out all such cleanup plans. 28.4. Indemnification. Tenant shall indemnify, defend, and hold harmless the Landlord Parties from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances which: (a) occurs at or from the Premises during the Term of this Lease; (b) arises at any time from Tenant's use or occupancy of the Premises; or (c) results from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Ten ant's obligations and liabilities under this Section shall survive the termination of this Lease. These provisions relating to Tenant's environmental indemnification obligations shall not, however, apply to events (and for each of such events Landlord shall be responsible): (i) which occur at any time as a direct result of the acts or omissions of Landlord and/or Managing Agent, or their respective employees, agents, contractors, successors, or assigns; (ii) which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; (iii) which occur after Landlord, its employees, agents, contractors, successors, or assigns have regained exclusive possession of the Premises; or (iv) which arise out of acts attributable to parties other than Tenant or its employees, agents, contractors, or invitees. The burden of proving the applicability of an exception to Tenant's indemnification obligation shall be on Tenant. 29. PROPRIETARY INFORMATION. Landlord recognizes the need for confidentiality and the proprietary nature of the work Tenant may perform in the Premises for itself or other third parties, and shall use commercially reasonable efforts to maintain the confidentiality of such work (including customer identity and relationships, products, business processes, equipment configuration and specifications and any other development, production or manufacturing processes or activities, collectively, the "Proprietary Information'') being performed in the Premises, if at any time known to Landlord for any reason. Without limiting the foregoing, Landlord shall infonm any third parties entering the Premises with or at the request or direction of Landlord of the proprietary and confidential nature of the work being performed therein, and, if requested by Tenant, in writing, and no Event of Default is continuing at the time of the request, Landlord shall obtain from any such third party(ies) a commercially reasonable non-disclosure and non competition agreement that is reasonably acceptable to Tenant in form and substance, which shall be executed and delivered to Tenant prior to entry by that third party. Notwithstanding the foregoing: (a) Proprietary Information shall not include any information that is: (i) already known to a Landlord Party or in its possession without restriction prior to the disclosure of such Proprietary Information by Tenant; (ii) publicly known at the time of disclosure or subsequently becomes publicly available through no fault of a Landlord Party; or (iii) received by a Landlord Party without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; and (b) Landlord's obligations under this Section shall not prevent a disclosure which is: (i) necessary to enable Landlord to perfonm its obligations under this Lease; (ii) necessary to enable Landlord to enforce this Lease; and/or (iii) required by law, governmental regulation or court order to be disclosed. No publicity or advertising in connection with this Lease shall be released without the prior written approval of all parties, which approval shall not be unreasonably withheld. 30. EFFECT OF TERMINATION. Upon a termination of this Lease, neither party shall have any further obligations under this Lease except as to: (a) those obligations which have accrued on or before the date of termination and remain unsatisfied; (b) the indemnification obligations set out in this Lease; 26 and/or (c) any obligations which by their nature would. or are expressly provided to, survive a termination of this Lease. 31. MISCELLANEOUS. 31.1. Interest. Any sums due to be paid by either party to or for the benefit of the other which are not paid when due shall bear interest from the due date to the date of payment at the lesser of the Interest Rate and the maximum legal interest rate permitted by law. Interest shall: (i) continue to accrue on past due sums at the Interest Rate after an entry of judgment; (ii) not be payable on any late charges incurred by Tenant; and (iii) not accrue if the payment is made in the applicable grace period provided under this Lease, if any. 31.2. Notices. To be effective, notices required under this Lease must be in writing and must either be: (a) personally served (deemed received on receipt or refusal of delivery); (b) delivered by a nationally recognized "next business day" express delivery service (deemed received the next business day after posting); (c) mailed by certified United States Mail, postage prepaid, return receipt requested (deemed received three business days after posting); or (d) delivered via electronic mail (deemed received on receipt of transmission), provided, however, that if such communication is given via electronic mail, an original counterpart of such communication shall concurrently be sent in either manner specified above. Each document shall be addressed/transmitted as set out in the Lease Term Sheet or at such other address as may from time to time be designated in writing in accordance with this Subsection. A copy of any default notices required to be sent to Tenant under this Lease shall be contemporaneously sent to: Bandwidth Inc. 900 Main Campus Drive, Suite 500 Raleigh, North Carolina 27606 Attn: General Counsel Email: legal@bandwidth.com A copy of any default notices required to be sent to Landlord under this Lease shall be contemporaneously sent to: Burns, Day & Presnell, P.A. 2626 Glenwood Avenue - Suite 560 Raleigh, North Carolina 27608 Attn: James M. Day/Emily D. Iverson Email: jday@bdppa.com/eiverson@bdppa.com Notices may be given on behalf of any party by that party's legal counsel and notices on behalf of Landlord may be given by the Managing Agent. Notwithstanding anything in this Lease to the contrary: (i) Statements and any demands for reimbursement may be posted by ordinary United States Mail; and (ii) parties to be copied on any notices need be copied only on notices of default. 31.3. Recording. This Lease shall not be recorded, but a memorandum of it (in the form attached as Exhibit If) may, at the expense of the recording party, be prepared and recorded in the County where the Premises are located. Provided Landlord has given prior written notice to Tenant of Landlord's intent to record such notice, upon a termination of the Lease following an Event of Default, Landlord shall be entitled to record a notice of such termination on its own signature. This right shall survive a termination of the Lease. 31.4. Additional Acts. Each party will execute and deliver all other additional and necessary instruments and documents and do all other acts and things as may be reasonably necessary to more fully effectuate the transaction contemplated by this Lease. 31.5. Entire Agreement. This Lease constitutes the entire and exclusive agreement between the parties with respect to the leasing of the Premises. All prior agreements between the parties, whether 27 oral or written, are merged into this document and shall be of no further force or effect. This Lease cannot be changed, modified or discharged other than by a written agreement signed by the party against whom enforcement of the change, modification or discharge is sought. 31.6. Binding Effect. Each and all of the covenants, terms, provisions, and agreements of this document shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Lease, their respective heirs, executors, administrators, legal representatives, successors and assigns; provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. 31.7. Waiver. The delay or failure of either party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a prior or subsequent act, which would have originally constituted a violation, from having the effect of an original violation. Any waiver by a party of any breach or default by the other must be in writing and will be effective only to the extent specifically set forth in that writing. Except as subsequently may be expressly acknowledged in writing by Landlord, no acceptance of Rent by Landlord after an Event of Default shall constitute a waiver by Landlord of any Event of Default or otherwise reinstate, continue, or extend the Term or affect any notice of termination given to Tenant prior to Landlord's receipt of such payment. No statement on a payment check from Tenant or in a letter accompanying a payment shall be binding on Landlord and Landlord may, with or without notice to Tenant, accept such payment and/or negotiate such check without being bound to the conditions of such statement. 31.8. Binding Arbitration. Except for any court action: (i) seeking injunctive relief (e.g., summary ejectment), in which case such action shall be strictly limited to such matters only; (ii) seeking to challenge the enforceability of the binding arbitration provisions of this Lease; or (iii) filed after a court of competent jurisdiction has declared such arbitration provisions to be unenforceable, all controversies and disputes between the parties arising out of or related to this Lease or the relationship of the parties under this Lease, irrespective of the type of claim, shall be determined by binding arbitration under the North Carolina Revised Uniform Arbitration Act (the "Acf'). The decision of the arbitrator shall be final and binding on all parties to that proceeding and a judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof. Except as expressly provided otherwise in this Lease, a party may initiate an arbitration proceeding by sending written notice of such (the "Arbitration Demand? lo the other Party at any lime prior to the date the claim is barred by the applicable statute of limitations. That notice shall specify the nature of the dispute. The arbitration shall be held in Raleigh, North Carolina. Notwithstanding any provisions of the Act to the contrary: (a) the parties shall be entitled to conduct discovery as provided under the North Carolina Rules of Civil Procedure so long as that discovery is concluded within 90 days of the date of the Arbitration Demand; (b) the parties shall comply with Rule 3 (b) - (d) of the Rules for Court-Ordered Arbitration in North Carolina; and (c) the arbitrator shall have the authority to award injunctive relief and to impose sanctions under NCRCP Rule 11 and other applicable rules. All disputes relating to discovery which cannot immediately be resolved by the parties shall be submitted to the arbitrator for an expedited ruling. The arbitration shall be conducted by a single arbitrator mutually acceptable to the parties, or, if the parties are unable to agree upon a single arbitrator within 20 days of the date of the Arbitration Demand, then by a single arbitrator appointed by a Wake County Superior Court Judge. Unless the arbitrator awards otherwise, the cost of the arbitration shall be ratably borne by the parties to the proceeding. 31.9. Jurisdiction. This Lease shall be deemed executed and completed in North Carolina; the courts of North Carolina shall have exclusive jurisdiction over any matters (including torts) relating to or arising out of this Lease or the relationship of the parties under this Lease; and by their signatures below, the parties consent to the exclusive, personal jurisdiction by the courts of North Carolina and to venue in Wake County, North Carolina and irrevocably waive any objection thereto. 31.10. Time. Time is of the essence in connection with each and every provision of this Lease. If any time period under this Lease ends on a Saturday, Sunday, or any day on which the state courts of Wake County, North Carolina are closed, that time period shall be extended until the next business day. 28

31.11. Representations and Warranties. Each party, for itself, represents and warrants to the other that: (i) It is duly constituted, in good standing, and qualified to do business in the State of North Carolina; it has the right, power, and authority to enter into this Lease and all related documents to be executed by it (collectively, the "Lease Documents") and to perform its obligations under the Lease Documents, as written; the execution and delivery of the Lease Documents have been duly authorized and the signatories signing on its behalf have the requisite authority to bind it to the obligations under the Lease Documents; and the Lease Documents constitute its valid and legally binding obligations, enforceable against it in accordance with their terms; (ii) The execution and delivery of the Lease Documents, and the perfonnance of its duties and obligations under the Lease Documents and of all other acts necessary and appropriate for the full consummation of this Lease, are consistent with and not in violation of any contract, agreement or other instrument to which it is a party, or any judicial order or judgment of any nature by which it is bound; and (iii) It is not, and will not become, an entity with whom U.S. persons are restricted from doing business under the regulations of the Office of Foreign Asset Control ("OFAC') of the Department of Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action. The foregoing representations and warranties are made by each party with the knowledge and expectation that the other is placing complete reliance thereon and shall survive the execution of this Lease. Each party will not cause or permit any action to be taken which will cause any of its representations or warranties to be untrue. Each party agrees to indemnify and hold the other harmless from all liabilities, claims, losses, damages, and expenses (including reasonable attorneys' fees) relating to or arising out of a breach of these representations and warranties. This indemnification obligation shall survive the termination of this Lease. 32. ADDITIONAL LEASE PROVISIONS. Additional provisions of this Lease are contained in the attached Exhibits. These additional provisions shall control if in conflict with any of the foregoing provisions of this Lease. [Signatures on Next Page} 29

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this Lease as of the date first above written. LANDLORD: TENANT: Keystone-Centennial II, LLC, Bandwidth Inc., a North Carolina limited liability company a Delaware corporation By Its Manager: Keystone Corporation, a No corporation By: (SEAL) Name/Title: David A. Morken, Chief Executive Officer 30

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this Lease as of the dale first above written. LANDLORD: Keystone-Centennial II, LLC, a North Carolina limited liability company By Its Manager: Keystone Corporation, a North Carolina corporation By:---------- (SEAL) Name: James C. Little Title: COO & CFO TENANT: Bandwidth Inc., a Delaware corpfatfi;j\ ,/ \;/: .//~,./ ./ / /,,. ,/ By: I / / / BEA!.)_ .. ___ _ Namo/Title/ v··Morken, Chief Executive Officer i// 30

EXHIBIT A Premises Description [Attach]

I I ' ' I I I! 'I I, 11 ' ' I I 1.>;·• ~., .... ' ' ' J;1 ~

; '

EXHIBIT B Renewal Option Provided at the time of exercise, there is not (i) a continuing Event of Default, or (ii) a default for which Landlord has provided notice to Tenant (unless such default is still within the cure period and is subsequently cured within the applicable cure period, in which case Tenant's right to exercise the Renewal Option shall continue), Tenant shall have an option to renew this Lease (the "Renewal Option"), for an additional five years (the "Renewal Term'l The Renewal Tenn shall be on the same terms and conditions of this Lease, including the Base Rent as provided in Exhibit E. If Tenant elects to exercise the Renewal Option, it shall give written notice to Landlord at least 365 days prior to the then scheduled Expiration Date. Provided the Renewal Option has been properly exercised, it shall be irrevocable and wherever the term "Tenn" appears in this Lease, it shall include the Renewal Term and the Expiration Date shall be extended for the length of the Renewal Term. The Renewal Option is personal to the original Tenant and shall automatically expire on an assignment of this Lease or a subletting of the Premises by the original Tenant. except in the case of an assignment to an Affiliated Entity.

EXHIBIT C Building Improvements The Building will be delivered in a "wann shell' condition and include the following: Location: The Building is located within, NCSU's Centennial Campus on the corner of Research Drive and Main Campus Drive. LEED Certification: The shell of the Building will be designed and constructed as a LEED Silver building incorporating energy efficient design and sustainable features. Space: The Building will be three stories and contain approximately 104,998 rentable square feet. Construction: The Building will be constructed as a Type II B- Fully Sprinkled Structural System: Composite steel frame and concrete floor slab system. The upper leasable floors in the Building will be designed for 100 lb. /sf floor loading. The floor to floor heights at these levels will be approximately 15'-4". Exterior facade: The exterior walls will be constructed of brick veneer masonry with aluminum panel detailing over 2" rigid insulation on metal studs with 2" spray foam in the cavity. Curtain Wall: Pre-finished aluminum curtainwall system with 1" tinted insulated high performance glass with low-e coating. Windows: The window system is a thermally improved aluminum framing system with 1" insulated high performance glass. Windows typically start at 2'-0" above finished floor and extend to 9'-0" AFF. Roof: Single-ply mechanically fastened TPO roof membrane over mechanically fastened R-30 insulation. Shared Common Areas: -- 1st Floor Common Areas: The first floor is accessed from the drive off of Research Drive and the adjacent parking deck. There is a shared exterior dock for truck access and a wide corridor that leads to the service elevator and elevator lobby. This first floor elevator lobby contains terrazzo floors, painted walls, accent wood paneling, and electronic building directory. Tenant mailboxes, modern restrooms, and stairs are also located directly off this lobby. -- 2nd Floor Common Areas: The second floor is accessed from two separate sides of the Building. One access is along Main Campus Drive and contains the larger formal building lobby. This two-story lobby contains terrazzo floors, painted walls, accent wood paneling, open ceiling with acoustical clouds, and a state of the art electronic building directory. An open stairwell in the middle of this lobby leads to a lounge area with a large screen television, seating, vending machines, and a large custom piece of artwork. The other side of the second floor is accessed from a bridge that spans from the adjacent parking deck to the Building. This side has an elevator lobby similar in size to the ground floor elevator lobby. This first floor elevator lobby contains terrazzo floors, painted walls, accent wood paneling, and a state of the art electronic building directory for way-finding. Modern restrooms are located off a shared corridor. -- 3rd Floor Common Area: The majority of the third floor is intended for tenant use. There is a restroom core and this floor is served by two egress stairs. Elevators: Two traction passenger elevators will be provided: (i) an elevator with a capacity of 3500 pounds and a speed of 150 fpm; and (ii) a larger 4500 pound service elevator. The elevator cabs will have custom cab wall treatments with polished stainless steel ceiling and flooring to match lobby.

Parking Deck: The parking deck will contain approximately 283 parking spaces. It will be constructed of precast concrete throughout, with the front of the deck facing Research Drive receiving a brick fa9<1de that compliments the adjacent building's architectural design. There are two stairs for vertical circulation, and a bridge on the highest level that connects to the 2nd floor of the Building over the access drive. There will be controlled gate access within this parking deck. Mechanical System: The mechanical system includes all heating, ventilating, and cooling equipment and associated electrical and control wiring to supply conditioned air. The Building is served by chilled water and gas-fired condensing boilers (for preheat). Heating and air conditioning for the Building will be provided by chilled-water rooftop units. Medium pressure duct and exterior fan-powered box (FPB) units with electric reheat are installed for exterior exposures. Each FPB unit contains a damper that modulates to control the amount of air delivered to the space it is serving. The damper position is controlled by the space thermostat. During the cooling season the cooled air shall be approximately 55' F. During the heating season the damper closes to a minimum position and the integral fan is powered on. The fan pulls air from the return air plenum and pushes air across the electric heating coils. This heated air is delivered to the space until the thermostat setpoint is met. Tenants with spaces other than a typical office may require additional supplemental units and/or exhaust systems in their fit-up. Variable air volume boxes (dampers that serve interior areas) will be part of the tenant upfit. Energy Management System: Computerized DDC energy management system and controls providing maximum comfort and minimizing energy consumption. Plumbing System: A complete system of plumbing will be installed, consisting of sanitary drainage, · stonm drainage, and hot and cold water throughout the Building. Restrooms will be provided with auto flush valve and infrared touch-less faucets. Fire Protection System: The Building will be fully sprinkled per NFPA 13. Sprinkler heads in lay-in ceilings will be the white semi-recessed type and be installed centered in ceiling tiles. Sprinkler heads will be installed turned up in the tenant spaces due to the lack of a ceiling and then turned down as part of a tenant upfit. Electrical System: The main service for the 2nd and 3rd floors of the Building is a 277/480V 2500 amp main switchboard and distribution panels for HVAC, lighting and convenience power are installed. Each floor is fed via a 400 amp HVAC and a 400 amp lighting panel which are 277/480V. The lighting panel in turn feeds two 75kVA transformers on each floor and two 120V panels per transformer for power. Each panel is protected via a TVSS. · Fire Alarm: The Building will be equipped with a state of the art addressable fire alarm system, which is monitored 24 hours per day, 7 days a week. Shell Tenant Space: As described in the as-built plans and specs delivered by Landlord to Tenant prior to the execution of the Lease (the "As-built Plans'l

EXHIBIT D
Tenant Upfit

D-1. **<u>Plans & Specs</u>.** The Plans & Specs shall be subject to the reasonable approval of both parties. Once approved, a copy of the approved Plans & Specs (the "***Approved Plans & Specs***") shall be initialed by each party in a separate instrument. If, despite reasonable efforts, the parties cannot agree on the Plans & Specs before the Plans & Specs Approval Deadline, either party, as its sole and exclusive remedy, may submit such dispute to Binding Arbitration. Once approved, no material changes to the Approved Plans & Specs may be made without both parties' reasonable prior written consent. All approved changes shall be made in the form of a written change order, signed by Landlord and Tenant, (a "***Change Order***") setting forth the increased costs and/or anticipated delay in completion, if any, caused by that Change Order. Tenant shall be solely responsible for any increased costs, including any applicable supervision fees, resulting from a Change Order requested by Tenant to the extent in excess of the Tenant Upfit Allowance.

D-2. **<u>TU Budget</u>**. The TU Budget shall be subject to the reasonable approval of both parties and shall include the MA Fee (defined below). Once approved, a copy of that approved TU Budget (the "***Approved TU Budget***") shall be initialed by each party in a separate instrument. If, despite reasonable efforts, the parties cannot agree on the TU Budget by the TU Budget Approval Deadline, either party, as its sole and exclusive remedy, may submit such dispute to Binding Arbitration. Tenant shall be solely responsible for any TU Costs that exceed the Approved TU Budget.

D-3. **<u>Construction Supervision</u>.**

D-3.1. *<u>Services</u>*. During the Term, the Managing Agent shall perform services with respect to the Tenant Upfit (collectively, the "***Upfit Services***"), including the following:

(a) Reviewing the Plans & Specs;

(b) Assisting Tenant in getting competitive bids for the scope of work included in Approved Plans & Specs from at least three local general contractors (including Innertech);

(c) Attending a limited number of design and construction meetings on an as needed basis; and

(d) Coordinating construction of the Tenant Upfit with other tenants in the Building.

For avoidance of doubt, neither Landlord nor Managing Agent shall have any responsibility for: (i) entering into any contracts with the General Contractor or any other contractors with respect to the Tenant Upfit; (ii) obtaining any permits for the Tenant Upfit; (iii) inspecting the Tenant Upfit for compliance with the Approved Plans & Specs or any other reason or, if they do inspect, reporting any condition or defect to Tenant or the General Contractor; (iv) supervising or monitoring the General Contractor, the Tenant's architect, or any other contractors or suppliers involved in the Tenant Upfit; (v) reviewing, approving, or processing any of the General Contractor's draw requests; or (vi) reviewing or approving any Change Orders.

D-3.2. *<u>Fees</u>*. The Managing Agent shall receive a fee for the Upfit Services (the "***MA Fee***"). The total MA Fee due from Tenant shall equal 1.5% of the total TU Costs incurred in the construction of the Tenant Upfit. The MA Fee shall be earned throughout the construction period and paid in installments (the "***Installments***") as and when the General Contractor is paid for the costs it has incurred in constructing the Tenant Upfit. Each Installment shall equal 1.5% of the draw request filed by the General Contractor under its construction contract with Tenant and shall be paid within 15 days of the General Contractor's submission of each draw request. To the extent sufficient funds remain in the Tenant Upfit Allowance, the Installments shall be paid to Managing Agent by Landlord and such amounts credited as payments of the Tenant Upfit Allowance. To the extent necessary, thereafter the Installments shall be paid to Managing Agent by Tenant within 15 days of the General Contractor's submission of each subsequent draw request.

EXHIBIT E
Base Rent Schedule

LEASE PERIOD (Mos.)*	INSTALLMENT AMOUNT
1 - 12	$99,253.44
13 - 24	$102,231.04
25 - 36	$105,297.97
37 - 48	$108,456.91
49 - 60	$111,710.62
61 - 72	$115,061.94
73 - 84**	$118,513.79
85 - 96	$122,069.21
97 - 108	$125,731.29
109 - 120	$129,503.22
121 - 132	$133,388.32
133 - 144	$137,389.97

** The "Lease Periods" are calculated from the Rent Commencement Date.*

***Rent after the 84th month is applicable only if Tenant timely and properly exercises the Renewal Option.*

EXHIBIT F RULES AND REGULATIONS Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by, or otherwise with respect to the acts or omissions of, any other tenants or occupants of the Building. (1) The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used by Tenant, or any person entering the Building under express or implied invitation of Tenant, for any purpose other than ingress and egress to and from the Premises. Except for those used in connection with Tenant's research being conducted at the Premises, no vehicle shall be brought into the Building or kept on the Premises without Landlord's prior written consent. · (2) Except as reasonably necessary in connection with the construction of the Tenant Upfit, no freight, furniture, or bulky matter (not in the ordinary course of business) of any description shall be received into the Building or carried into the elevators except in such a manner, during such hours, and using such elevators and passageways as may be reasonably approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require. (3) At the time of the Tenant Upfit or any Alterations, Landlord shall have the right to prescribe the weight, position, and manner of installation of safes, concentrated filing/storage systems, or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner, which may require reinforcement of the Building's structure (at Tenant's cost and expense) to insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense ofTenant. The time, routing, and manner of moving safes or other heavy equipment shall be subject to Landlord's reasonable prior written approval. (4) Only persons reasonably authorized by Landlord shall be permitted to furnish towels, barbering, shoe shining, floor polishing in the Common Areas and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord. (5) Tenant shall not at any time, cause or allow the placement, leaving or discarding of any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. (6) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. (7) Tenant shall not place, or cause or allow to be placed, any sign age, lettering or graphics whatsoever, in or about the Premises except in and at such places as may be designated by Landlord and consented to by Landlord in writing, prior to the installation of such signage, lettering or graphics. All signage, lettering and graphics on corridor doors and walls shall conform to the Building standard prescribed by Landlord. Any signage, lettering or graphics located in the Premises that is visible to the public must be approved, in writing, by Landlord prior to installation thereof. Tenant may display trademarks on interior walls and doors of the Premises. (8) Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same. (9) Landlord shall have the right to exclude any person from the Building other than during customary business hours for unlawful, lewd behavior, or unreasonable disturbance,.and any person in the Building shall be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security services for the Premises, Tenant shall have the right (only with the advance written consent of Landlord) to obtain such additional services at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property in the Building and the Premises from theft, loss or damage. (10) Only workers employed, designated, or reasonably approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done to the Premises. (11) Tenant shall not do or allow any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, nor shall Tenant provide any vending machines in the Common Areas without Landlord's prior written consent. Tenant may, however, provide, at Tenant's cost and expense, microwave oven(s), refrigerator(s) and coffee machine(s) in a designated break roomlarea(s) of the Premises for use by Tenant's employees and invitees. (12) Tenant shall not bring, or cause or allow to be brought or kept in or on the Premises, the Building or the Campus, any bleach, inflammable, combustible, corrosive, caustic, odorous, poisonous, toxic or explosive substance or any substance deemed to be a hazardous or toxic material under any applicable environmental law or regulation except to the extent such materials are common in an office building and used in accordance with applicable environmental law and regulation. (13) Tenant shall not mark, paint, drill into or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with Landlord's prior written consent, and as Landlord may direct; provided, however, that Tenant shall be permitted to install or hang usual and customary office artwork and dryboards without Landlord's prior written consent. Tenant shall not install coat hooks, identification plates or anything else on doors nor any resilient tile or similar floor covering in the Premises except Landlord's reasonable prior written approval. The use of cement or other similar adhesive material is expressly prohibited. (14) Tenant shall not place any additional locks or bolts of any kind on any door in the Building or the Premises or change or alter any lock on any door therein in any respect without Landlord's prior reasonable approval. Landlord shall furnish two keys for each lock on exterior doors to the Premises, and two keys (conventional or card type) for one or more exterior doors to the Building, and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. Tenant shall not make any duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord the explanation of the combination of all safes, vaults, and combination locks in the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left locked when the Premises are not in use. (15) Tenant shall give reasonably prompt notice to Landlord in case of its discovery of any theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building. (16) Tenant shall place a water-proof tray under all plants in the Premises and shall be responsible for any damage to the floors, carpets, and/or any other damage caused by over-watering such plants. (17) Tenant shall not use the Premises or allow the Premises to be used for photographic, multilith, multigraph or digital reproductions, except in connection with its own business and not as a service for others, without Landlord's prior written permission. (18) Tenant shall not use or permit any portion of the Premises to be used for any uses other than those specifically granted in Tenant's Lease. (19) Tenant shall not advertise for laborers (i.e. those who perform physical labor outdoors) giving the Premises as an address, nor pay such laborers at a location in the Premises.

(20) Employees of Landlord or Landlord's agent(s) shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord or Landlord's agent(s). (21) Provided that Landlord provides Tenant with the applicable specifications, Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as described in the As-built Plans and which is allowed by Jaw, regulation, or code. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their Premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration. (22) Intentionally Omitted (23) No solar screen materials, awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant. Building-standard mini blinds shall not be pulled up or removed, but may be opened using the "wand". (24) Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without Landlord's prior written consent. (25) No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters. (26) For purposes of this Lease, holidays shall be deemed to mean and include the following: (a) New Year's Day; (b) Memorial Day; (c) Independence Day; (d) Labor Day; (e) Thanksgiving Day and the Friday following; and (f) Christmas Day. If any such holiday occurs on a weekend, then the holiday shall be the day such holiday is legally observed. (27) Tenant shall at all times keep the Premises neat and orderly. (28) Tenant shall use no other method of heating or cooling than that supplied by Landlord or approved by Landlord. (29) Intentionally Omitted. (30) The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that forwhich they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. Furthermore, no acid(s), chemical(s), Hazardous Substances, or toxic materials shall be poured or placed into any laboratory sink, drain or other plumbing apparatus. (31) Tenant shall keep corridor and lobby doors closed when not in use. (32) All permitted alterations and additions to the Premises must conform to applicable building and fire codes. Other than Landlord's work in delivering the initial Tenant Upfit, Tenant shall obtain prior approval from applicable building and fire officials and, as contemplated by Section 8, Landlord with respect to any such modifications and shall deliver "as-buill' plans therefor to the property manager for the Building on completion. (33) It is the intent of both Landlord and Tenant that any portion of the Premises visible to the public hold a high quality professional image at all times. If, at any time during the Term, Landlord or Landlord's agent deems such visible area to hold Jess than a high quality professional image, Landlord shall advise Tenant of desired changes to be made to such area to conform to the intent of this paragraph. Within three business days, Tenant shall cause the desired changes to be made, or present Landlord with a plan for accomplishing such changes. Tenant shall have such additional time as is reasonably required to implement the plan, not to exceed two months; provided, however, that ifTenant is not diligently pursuing the plan for accomplishing such changes within 10 business days, or does not implement the plan within two months, then Landlord may provide draperies or blinds for the glassed area at Tenant's expense, and Tenant shall keep such draperies or blinds closed at all times. (34) Any carpet and wall coverings located in the Premises that is visible to the public must be consistent in color and style with the carpet and wall coverings located in the lobby area of the Building and must be reasonably approved by Landlord prior to installation. This rule shall not apply to any space located on a floor of the Building where Tenant has leased all of the rentable space for that floor. (35) The Building has been designated a "non-smoking'' building. Tenant, and all persons entering the Building under the express or implied invitation of Tenant are prohibited from smoking in the common areas both inside and outside of the Building, except in those areas outside the Building designated as smoking areas by Landlord. (36) No animals, except for "service animals" trained to assist disabled persons, shall be brought or kept in or about the Premises or the Building without Landlord's prior written consent. (37) Tenant shall not play or allow the playing or the generation of (i) any music or loud noise in the common areas of the Building without Landlord's prior written consent and/or (ii), any loud music or loud noise in the Premises, as determined by Landlord in Landlord's reasonable discretion. (38) Tenant shall not cause or allow any odors and/or fumes deemed obnoxious or otherwise unreasonable by Landlord, in Landlord's reasonable discretion, to permeate or emanate from the Premises. (39) Tenant shall not bring, or cause or, to the extent in Tenant's control, allow to be brought, any firearms, ammunition or weapons of any kind, whether concealed or otherwise, into the Building at any time. (40) Subject to the terms of the Lease, Landlord reserves the right to rescind, amend and add Building Rules, and to waive Building Rules with respect to any tenant or tenants.

EXHIBIT G RADIOACTIVE MATERIALS/RADIOACTIVE EQUIPMENT REQUIREMENTS Conditions of Use: Ionizing Radiation Producing Equipment and Radioactive Materials Tenant shall be responsible for performing all actions associated with licensing or registration and for all activities associated with compliance with the rules and regulations in the "North Carolina Regulations for Protection Against Radiation" f'15A NCAC 11"). License applications or equipment registration activities are strictly between Tenant and the State of North Carolina Radiation Protection Section. Landlord in no way serves as an agent for Tenant in this regard nor shall Landlord be responsible for furnishing any special Building features or services to support these activities. Tenant shall be responsible for providing the NCSU Radiation Safety Division with a copy of its current licenses/registrations and any other requested documentation. The NCSU Radiation Safety Division may visit the Premises or inspect the activities of Tenant with respect to these licenses and/or registered activities. Upon termination of this Lease, Tenant is solely responsible for removing or transferring all such registered or licensed devices or material at Tenant's sole cost and expense. Tenant shall be responsible for developing emergency plans and notification procedures as required by federal, state, or municipal agencies and for supplying copies of these approved documents to Landlord. I. Ionizing Radiation Producing Equipment Tenant shall be responsible for ensuring that Ionizing Radiation Producing Equipment, such as x ray units, electron microscopes, gas chromatographs with electron capture devices, and particle accelerators, etc., are procured, registered or licensed, and used in full compliance with the rules and regulations published in the most current version of 15A NCAC 11, and the conditions of use as listed below. II. Radioactive Materials (A) Licensed Radioactive Materials. Tenant shall be responsible for ensuring that Licensed Radioactive Materials are procured and used in full compliance with the "General Licensing'' provisions of the U.S. Nuclear Regulatory Commission as adopted by the State of North Carolina in 15A NCAC 11. Tenant shall comply fully with all aspects of the General License requirements, and Tenant expressly acknowledges and agrees that all licenses for the use of radioactive materials shall be reviewed and approved by the NCSU Radiation Safety Division prior to submittal to the State of North Carolina Radiation Protection Section. (B) Radioactive materials covered as either source material exempt (15A NCAC 11.0302) or as exempt quantities other than source material (15A NCAC 11.0304) or under a specific license (including License of Broad Scope). Tenant shall be responsible for ensuring that radioactive material in this category is procured, used, transferred, and disposed of in full compliance with the rules and regulations published in the most current version of the 15A NCAC 11 and that all licenses for use of radioactive material or registration of radiation producing devices are reviewed by the NCSU Radiation Safety Division prior to submittal to North Carolina Radiation Protection Section. Landlord also specifically requires that: (i) Tenant's use will not result in any disposal of radioactive materials to the sanitary sewer or to the atmosphere in excess of permit limits (under EPA, NRC, and NC DENR). Landlord requires that this be a condition of the license application. Other Landlord requirements may apply. (ii) Tenant shall dispose of all radioactive waste in accordance with all license conditions, and in accordance with all applicable NCSU requirements. On-site storage of radioactive waste generated by Tenant shall be limited, pursuant to license conditions and subject to approval by NCSU. The disposal methods for this material must be documented in the radiation safety program and license application. (iii) Tenant shall be responsible for ensuring that its use is consistent with any other permits and/or agreements between NCSU, the State of North Carolina and/or the United States Environmental Protection Agency related to protection of the environment. (iv) Landlord will not consider this Lease terminated or expired until Tenant demonstrates, or, at Landlord's option, Tenant obtains, at Tenant's sole cost and expense, an independent, third-party, duly licensed, expert (i.e., having at least five years' experience, hereinafter, a "qualified expert") certification, that all radioactive material has been removed from the Premises and that any remaining radioactive contamination is not in excess of acceptable limits (15A NCAC 11 ), including from all surfaces and from within hoods and sinks and associated conduits. Landlord also reserves the right to hire, at Tenant's sole cost and expense, a second qualified expert to take any measurements as such qualified expert may deem necessary with regard to determining whether all radioactive material has been removed and whether any remaining contamination is in excess of acceptable limits, which may include the review of previous qualified expert certifications. Ill Non-ionizing Radiation Producing Equipment Non-ionizing radiation producing equipment, including lasers and microwave sources, shall comply with North Carolina regulations and the appropriate American National Standards Institute standards, e.g., ANSI Z136 for lasers. Tenant is responsible for providing the NCSU Radiation Safety Division (or other appropriate entity(ies)) with a current written inventory of all such equipment. The Radiation Safety Division may require copies of pertinent documents demonstrating compliance with appropriate regulations. Tenant shall supply copies thereof to Landlord.

EXHIBIT H Lease Memorandum Prepared By & Hold For: Burns, Day & Presnell, PA (JMD) - Box 35 NORTH CAROLINA WAKE COUNTY MEMORANDUM OF LEASE Pursuant to that unrecorded Lease Agreement dated January _, 2018, (the "Lease"), Keystone-Centennial II, LLC, a North Carolina limited liability company, as Landlord, in consideration of the rents and other considerations specified in the Lease, has leased to Bandwidth Inc., a Delaware corporation, as Tenant, certain space in that building located at 101 O Main Campus Drive in Raleigh, North Carolina, (the "Premises"). The Tenant's rights under the Lease commenced as of the date of the Lease and will terminate on or about August 31, 2025; provided that Tenant also has an option to extend the Lease, for an additional five years. This Memorandum is not a complete summary of the Lease Agreement and is subject to all the conditions, terms, and provisions of that document, which is incorporated into this instrument by this reference. Provisions in the Memorandum shall not be used in interpreting the Lease. In the event of conflict between the Memorandum and the Lease, the Lease shall control. Upon a valid termination of the Lease in accordance with its terms, Landlord shall be entitled to record a notice of that termination on its own signature. This right shall survive a termination of the Lease. [Signatures on Next Two Pages]

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this instrument as of the date first above written. LANDLORD: Keystone-Centennial II, LLC, a North Carolina limited liability company By Its Manager: Keystone Corporation, a North Carolina corporation By:_~-~~~~~~~,---- Name: James C. Little, COO & CFO WAKE COUNTY, NORTH CAROLINA The undersigned Notary Public certifies that the following person personally appeared before me this day, acknowledging to me that he/she voluntarily signed this document on behalf of Landlord for the purpose stated therein and in the capacity indicated: James C. Little. Date: January_, 2018 (Official Seal) Notary Public Printed Name: ~--------~ My commission expires: _______ _ ii

TENANT:

Bandwidth Inc.,
a Delaware corporation

By: ______________________
Name/Title: David A. Morken, Chief Executive Officer

WAKE COUNTY, NORTH CAROLINA

The undersigned Notary Public certifies that the following person personally appeared before me this day, acknowledging to me that he/she voluntarily signed this document on behalf of Tenant for the purpose stated therein and in the capacity indicated: CEO.

Date: January 12, 2018

(Official Seal)

JENNIFER ACEVEDO
NOTARY PUBLIC
WAKE COUNTY, NC
My Commission Expires 3/17/2020

____
Notary Public
Printed Name: Jennifer Acevedo
My commission expires: 03/17/2020

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EXHJBIT I Janitorial Service Schedule General - The janitorial services to be provided by Landlord under this Lease shall cover all areas of the Premises, other than any laboratory areas, mechanical rooms or electrical rooms and shall consist of the following: Restrooms - Daily • Wash all mirrors • Wash hand basins and bright work with nonabrasive cleaner • Wash urinals and bright work • Damp mop floor • Damp wipe and clean where necessary (walls and partitions are to be free of hand prints and dust) Replenish hand soap, towels, tissues, and feminine supplies Partition and ventilating louvers are to be damp wiped weekly Machine scrub floors with approved germicidal detergent solution on a monthly basis. Toilet bowl brush shall be used on toilet bowls, and care shall be given to clean flush holes under the rim of bowls and passage traps. Bowl cleaner shall be used nightly. Vacuuming - Daily/Weekly All rugs and carpets in office areas, as well as public spaces, shall be vacuumed daily in all traffic areas. Hard to reach places such as under desks and chairs shall be vacuumed weekly. All non-carpeted floor areas shall be dust mopped with a treated yarn dust mop. Dust mopping shall be performed after furniture has been dusted. Vacuuming - Monthly All ceiling and wall air supply and exhaust diffusers or grills shall be vacuumed once monthly. Furniture, etc., Dusting - Daily All unobstructed furniture, office equipment and appliances, window sills, etc. shall be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 84 inches high. Enough vertical surfaces shall be cleaned daily to complete all vertical surfaces each week. Desks and tables not cleared of paper and work materials shall not be dusted. Equipment such as computers, calculators, telephones, printers, etc. shall not be dusted. Wastepaper/Ashtrays - Daily All wastepaper baskets and ashtrays are to be emptied daily, and ashtrays are to be wiped clean. Wastebaskets shall be damp wiped as necessary. Plastic liners, where utilized, shall be changed as needed. No interior trash receptacle is to ever to be without a liner. Spot Cleaning Carpets - Daily All carpeted areas shall be inspected daily for spots and stains. All spots and stains shall be removed, if possible, as soon as possible. Where difficult spots are encountered, a notation shall be left with the building management representative. Tile Floors - As Needed When vinyl tile floors require wet mopping, they shall be left in a streak free condition. Extreme care shall be exercised in all mopping to avoid splashing walls or furniture. All tile floors shall be refinished, buffed and kept in a consistently clean condition at all times. Since some tile areas require more attention than others, refinishing and buffing shall be accomplished on an as needed basis at tenant request. Transporting of floor finish and other liquids over carpeted areas shall be accomplished in such a manner as to avoid spillage. Care shall be exercised in applying finish so as to keep it off furniture and walls. Floor machines shall be used in a careful manner to avoid damage to the walls, baseboards and furniture.

Special Floor Coverings Parquet, quarry, ceramic, raised computer floors and other special floor coverings shall be treated with appropriate methods and approved materials, separately, and at possible additional costs as determined with management. High Dusting - Quarterly Ledges, moldings, picture frames, etc. shall be cleaned quarterly or more frequently if necessary. Blinds - Periodic A sufficient number of blinds shall be dusted daily so that all blinds are dusted every 90 days. Entrance Doors - Daily All entrance doors shall be deaned and polished daily. Spot Cleaning - Daily/As Needed All hand prints and spots shall be removed from doors and light switches daily. All drinking fountains shall be cleaned, disinfected, and polished daily. Walls, woodwork and interior glass shall be spot cleaned as needed. Light Fixtures - Quarterly The exterior of all light fixtures shall be dusted as needed. Light fixtures including reflectors, globes, diffusers and trim should be washed annually as needed. Window Washing - Annually All interior and exterior windows shall be washed at least annually. For purposes of this Schedule, "daily" refers to days in the Standard Work Week. ii

EXHIBIT J GENERATOR Subject to the terms of this Exhibit and the provisions of Section 8 not otherwise in conflict with this Exhibit, during the Term Tenant shall have the right to install and operate a generator (the "Generator') as a backup power source to serve its Premises. Tenant's rights to install and operate the Generator are expressly subject to the following conditions: (a) Tenant shall install the Generator in the Common Area at the location reflected on the schematic attached to this Exhibit and otherwise in accordance with the plans and specs reasonably approved by the Landlord. As a condition of its approval, Landlord may, in its discretion, require Tenant, at Tenant's sole expense, to adequately screen the Generator from view (the design of the screening to be subject to Landlord's reasonable prior written approval). (b) Tenant, at its expense, shall be solely responsible for: (i) the installation, operation, and maintenance of the Generator and any required screening; (ii) obtaining and maintaining all required operating permits and governmental approvals; and (iii) otherwise complying with all applicable legal requirements relating to the Generator. Tenant shall also promptly repair any damage to the Building, Common Areas, and/or Premises caused by the installation, operation, or maintenance of the Generator. (c) The Generator shall remain Tenant's property throughout the Term and Tenant shall maintain full replacement value insurance to protect its interest. Tenant shall also be responsible for any additional insurance and/or increase in insurance premiums incurred by Landlord as a result of the installation of the Generator. (d) Tenant's access to the Generator shall be subject to such reasonable conditions imposed by Landlord. (e) Tenant's rights under this Exhibit shall not unreasonably interfere with the other tenants' use of their respective premises in the Building. (f) Landlord, at its expense (except where necessitated by any applicable legal requirement or governmental authority, where it will be Tenant's expense), shall have the right, on not less than five days' prior written notice (except in the event of an emergency, in which event no notice shall be required) to relocate the Generator, provided that Landlord must provide backup power during such relocation if not being done pursuant to a legal requirement or governmental authority. Tenant shall cooperate with Landlord in all reasonable respects relating to any such relocation. (g) Upon termination of this Lease, the Generator shall remain with the Premises and become Landlord's personal property. (h) The rights granted under this Exhibit are not separately assignable; but may only be assigned in connection with a permitted assignment of this Lease. US2008 13775070 1